UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

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DYNATRONICS CORPORATION
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(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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DYNATRONICS CORPORATION

7030 Park Centre Dr.
Cottonwood Heights, Utah 84121

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held On December 3, 2018

Dear Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders of Dynatronics Corporation, a Utah corporation. The meeting will be held on Monday, December 3, 2018 at 8:00 a.m. local time at the offices of Dynatronics Corporation located at 7030 Park Centre Dr., Cottonwood Heights, Utah 84121 for the following purposes:

1.	To elect the Board’s four nominees for director to serve until the next annual meeting of shareholders and until their successors are duly elected and qualified.
2.	To ratify the selection by our Audit Committee of Tanner LLC as our independent registered public accounting firm for the year ending June 30, 2019.
3.	To approve the Dynatronics Corporation 2018 Equity Incentive Plan.
4.	To conduct any other business properly brought before the meeting.

These items of business are more fully described in the Proxy Statement accompanying this Notice.

The record date for the Annual Meeting is October 4, 2018. Only shareholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

By Order of the Board of Directors

/s/ David A. Wirthlin

David A. Wirthlin
Chief Financial Officer and Secretary

Cottonwood Heights, Utah
October 10, 2018

We are primarily providing access to our proxy materials over the internet pursuant to the Securities and Exchange Commission’s notice and access rules. On or about October 11, 2018, we expect to mail to our shareholders a Notice of Internet Availability of Proxy Materials that will indicate how to access our 2018 Proxy Statement and Fiscal Year 2018 Annual Report on Form 10-K on the internet and will include instructions on how you can receive a paper copy of the annual meeting materials, including the notice of Annual Meeting, Proxy Statement and proxy card.

Whether or not you expect to attend the meeting in person, please submit voting instructions for your shares promptly using the directions on your Notice, or, if you elected to receive printed proxy materials by mail, your proxy card, to vote by one of the following methods: (1) over the internet at www.proxyvote.com, (2) by telephone by calling the toll-free number 1 (800) 690-6903, or (3) if you elected to receive printed proxy materials by mail, by marking, dating and signing your proxy card and returning it in the accompanying postage-paid envelope. Even if you have voted by proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

DYNATRONICS CORPORATION
7030 Park Centre Dr.
Cottonwood Heights, Utah 84121

PROXY STATEMENT
FOR THE 2018 ANNUAL MEETING OF SHAREHOLDERS

December 3, 2018

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

Who is Dynatronics?

We were founded as “Dynatronics Laser Corporation” in Utah on April 29, 1983. Our predecessor company, Dynatronics Research Company, was formed in 1979 as a Utah corporation. Our principal executive offices are located at 7030 Park Centre Drive, Cottonwood Heights, Utah 84121, and our telephone number is (801) 568-7000.

Dynatronics Corporation designs, manufactures, markets, and distributes orthopedic soft goods, medical supplies, and physical therapy and rehabilitation equipment. Through our various distribution channels, we market and sell to orthopedists, physical therapists, chiropractors, athletic trainers, sports medicine practitioners, clinics, and hospitals.

Our corporate headquarters and principal executive offices are located in Cottonwood Heights, Utah, in the Salt Lake City metropolitan area. Our subsidiary locations operate out of Northvale, New Jersey (Hausmann Enterprises) and Minneapolis, Minnesota (Bird & Cronin). We also have manufacturing operations in Chattanooga, Tennessee.

We were founded originally on a technology platform to treat patients non-invasively using microprocessor-based therapeutic devices. For more than 35 years, we have grown our business and product offerings by building upon these therapeutic technologies, acquiring businesses in related medical fields, and developing products and distribution to further meet the needs of our target customers. During the past year, we created a new Therapy Products Division consisting of our legacy Utah and Tennessee operations. During the fourth fiscal quarter of 2017, we significantly increased our business reach with the acquisition of Hausmann Industries, Inc. (“HII”). During the second fiscal quarter of 2018, we acquired the business of Bird & Cronin, Inc. (“B&C”).

Now operated as our Hausmann Enterprises Division, HII was founded as a privately held New Jersey corporation in 1955, manufacturing medical, therapy, and athletic training equipment. We acquired HII in April 2017 to expand our physical therapy and rehabilitation product offerings and manufacturing capacity.

In October 2017, we acquired B&C, a closely-held Minnesota corporation, founded in 1968. Now operating as our Bird & Cronin Division, this unit designs and manufactures orthopedic soft goods and medical supplies sold and distributed in the United States and internationally under Bird & Cronin brands and under private-label manufacturing agreements. This transaction expanded our brand offerings and distribution channels.

Why did I receive a Notice of Internet Availability of Proxy Materials?

Pursuant to rules adopted by the Securities and Exchange Commission, or the SEC, we have elected to provide access to our proxy materials over the Internet. Accordingly, we have sent you a Notice of Internet Availability of Proxy Materials, or the Notice, because the Board of Directors, or Board, of Dynatronics Corporation is soliciting your proxy to vote at the 2018 Annual Meeting of Shareholders, or the Annual Meeting, including at any adjournments or postponements of the meeting. All shareholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the internet or to request a printed copy may be found in the Notice.

We intend to mail the Notice on or about October 11, 2018, to all shareholders of record entitled to vote at the Annual Meeting.

Will I receive any other proxy materials by mail?

No, you will not receive any other proxy materials by mail unless you request a paper copy of proxy materials. To request that a full set of the proxy materials be sent to your specified postal address, please go to www.proxyvote.com or call 1 (800) 690-6903. Please have your proxy card in hand when you access the website or call and follow the instructions provided.

How do I attend the Annual Meeting?

The meeting will be held on Monday, December 3, 2018 at 8:00 a.m. local time, at our offices located at 7030 Park Centre Dr., Cottonwood Heights, Utah 84121. Directions to the Annual Meeting may be found on the Investors section of our website at www.dynatronics.com. Information on how to vote in person at the Annual Meeting is discussed below.

Who can vote at the Annual Meeting?

Only shareholders of record of our voting securities at the close of business on October 4, 2018 (the “Record Date”) will be entitled to vote at the Annual Meeting.

Holders of record of shares of common stock are entitled to one vote for each share of common stock owned by them as of the Record Date.

Holders of record of shares of Series A Preferred and Series B Preferred vote on an as-converted basis, one vote for each share of common stock issuable upon an assumed conversion of the preferred stock; provided, however, that the voting rights of some holders of the Series A Preferred and Series B Preferred are subject to limitations pursuant to a rule of The NASDAQ Stock Market (“NASDAQ”) referred to as a “Voting Cutback.” The  Voting Cutback limits the number of “as-if-converted common shares” that may be voted by the shareholder to the number of shares of common stock issuable upon conversion of the preferred stock held by such holder that exceeds the quotient of (x) the aggregate purchase price paid by such holder of preferred stock for its preferred stock, divided by (y) the greater of (i) $2.50 and (ii) the market price of the common stock on the trading day immediately prior to the date of issuance of such holder’s preferred stock.

The total number of shares of issued and outstanding common stock (including as-converted Series A Preferred and Series B Preferred) as of the Record Date entitled to vote at the Annual Meeting is 11,189,028 shares (after taking into consideration the Voting Cutback). This number includes 8,226,523 shares of common stock, 2,000,000 shares of Series A Preferred (1,636,133 voting power after applicable Voting Cutback), and 1,459,000 shares of Series B Preferred (1,326,372 voting power after applicable Voting Cutback). The Series C Non-Voting Convertible Preferred Stock (Series C Preferred) is non-voting stock and holders of the Series C Preferred are not entitled to vote such shares at the Annual Meeting.

Shareholder of Record: Shares Registered in Your Name – If on October 4, 2018, your shares were registered directly in your name with our transfer agent, Interwest Transfer Co, Inc., then you are a shareholder of record. As a shareholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to fill out and return the enclosed proxy card or to vote in one of the ways indicated in the Notice to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank – If on October 4, 2018, your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and the Notice is being forwarded to you by that organization. The organization holding your account is considered to be the shareholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the shareholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or other agent.

What am I voting on?

There are three matters scheduled for a vote:

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Proposal No. 1 – To elect four directors to hold office until the next annual meeting of shareholders and until their successors are duly elected and qualified.

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Proposal No. 2 – To ratify the selection by our Audit Committee of Tanner LLC as our independent registered public accounting firm for the year ending June 30, 2019.

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Proposal No. 3 – To approve the Dynatronics Corporation 2018 Equity Incentive Plan.

What if another matter is properly brought before the meeting?

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.

How do I vote?

You may either vote “For” the nominees to the Board of Directors or you may “Withhold” your vote for any nominee you specify. For all other proposals you may vote “For” or “Against” or “Abstain” from voting. The procedures for voting are fairly simple and are summarized in the following paragraphs.

Shareholder of Record: Shares Registered in Your Name – If you are a shareholder of record, you may vote in person at the Annual Meeting, vote by proxy or vote by proxy through the internet or vote by proxy using a proxy card that you may request or that we may elect to deliver at a later time. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote in person even if you have already voted by proxy.

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To vote in person, come to the Annual Meeting and we will give you a ballot when you arrive.

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To vote using the proxy card, simply complete, sign and date the proxy card that may be delivered and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

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To vote over the telephone, dial toll-free 1 (800) 690-6903 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and control number from the Notice. Your telephone vote must be received by 11:59 p.m., Eastern Time on December 2, 2018 to be counted.

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To vote through the internet, go to www.proxyvote.com to complete an electronic proxy card. You will be asked to provide the company number and control number from the Notice. Your internet vote must be received by 11:59 p.m., Eastern Time on December 2, 2018 to be counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank – If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a Notice containing voting instructions from that organization rather than from us. Simply follow the voting instructions in the Notice to ensure that your vote is counted. To vote in person at the Annual Meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

Internet proxy voting may be provided to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your internet access, such as usage charges from internet access providers and telephone companies.

What happens if I do not vote?

Shareholder of Record: Shares Registered in Your Name – If you are a shareholder of record and do not vote by completing your proxy card, through the internet or in person at the Annual Meeting, your shares will not be voted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank – If you are a beneficial owner and do not instruct your broker, bank, or other agent how to vote your shares, the question of whether your broker or nominee will still be able to vote your shares depends on whether NASDAQ, deems the particular proposal to be a “routine” matter. Brokers and nominees can use their discretion to vote “uninstructed” shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. Under NASDAQ rules and interpretations of the NASDAQ rules, “non-routine” matters are matters that may substantially affect the rights or privileges of shareholders, such as mergers, shareholder proposals, elections of directors (even if not contested), executive compensation (including any advisory shareholder votes on executive compensation and on the frequency of shareholder votes on executive compensation), and certain corporate governance proposals, even if management-supported. Accordingly, your broker or nominee may not vote your shares on Proposal No. 1 or Proposal No. 3 without your instructions, but may vote your shares on Proposal No. 2 even in the absence of your instruction.

What if I return a proxy card or otherwise vote but do not make specific choices?

If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable:

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“For ” the election of the four nominees for director; and

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“For ” the ratification of the selection of Tanner LLC as our independent registered public accounting firm for the year ending June 30, 2019.

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“For ” the approval of the Dynatronics Corporation 2018 Equity Incentive Plan.

If any other matter is properly presented at the meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his best judgment.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one Notice?

If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on the Notices to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Shareholder of Record: Shares Registered in Your Name – You can revoke your proxy at any time before the final vote at the meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:

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You may submit another properly completed proxy card with a later date.
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You may grant a subsequent proxy by telephone or through the internet.
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You may send a timely written notice that you are revoking your proxy to our Secretary at 7030 Park Centre Dr., Cottonwood Heights, Utah 84121.
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You may attend the Annual Meeting and vote in person. Simply attending the Annual Meeting will not, by itself, revoke your proxy.

Your most current proxy card or internet proxy is the one that is counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank – If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.

How are votes counted?

Votes will be counted by the inspector of election appointed for the meeting, who will separately count, (a) for the proposal to elect directors, votes “For,” “Withhold” and broker non-votes, and (b) with respect to other proposal, votes “For” and “Against,” abstentions and, if applicable, broker non-votes.

Abstentions will be counted towards the vote total for Proposal No. 2, and will have the same effect as “Against” votes. Broker non-votes have no effect and will not be counted towards the vote total for any proposal.

What are “broker non-votes”?

As discussed above, when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed by NASDAQ to be “non-routine,” the broker or nominee cannot vote the shares. These unvoted shares are counted as “broker non-votes.”

How many votes are needed to approve each proposal?

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Proposal No. 1 – For the election of directors, the nominees receiving the most “For” votes from the holders of shares present in person or represented by proxy and entitled to vote on the election of directors will be elected.

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Proposals No. 2 and No. 3 – To ratify the selection of Tanner LLC as our independent registered public accounting firm for the year ending June 30, 2019 and to approve the adoption of the Dynatronics Corporation 2018 Equity Incentive Plan, each proposal must receive “For” votes from the holders of a majority of shares present in person or represented by proxy and entitled to vote on the matter. If you“Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.

What is the quorum requirement?

A quorum of shareholders is generally required to hold a valid meeting of shareholders. A quorum is present if shareholders holding at least a majority of the outstanding shares entitled to vote are present at a meeting in person or represented by proxy. The presence at the Annual Meeting, in person or by proxy, of the holders of at least 5,594,514 shares of common stock (including the Series A Preferred and Series B Preferred on an as-converted basis, subject, as the case may be, to the Voting Cutback) entitled to vote at the meeting will constitute a quorum. Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

When are shareholder proposals and director nominations due for the 2019 annual meeting?

To be considered for inclusion in next year’s proxy materials, your proposal (including a director nomination) must be timely submitted in writing to our Secretary at Dynatronics Corporation 7030 Park Centre Dr., Cottonwood Heights, Utah 84121. To be timely, your proposal must be delivered to the Secretary, at the address above, not less than 90 days prior to the date of the annual meeting of shareholders. However, in the event that less than 100 days’ notice or prior public announcement of the date of the meeting is given or made to shareholders, then a proposal shall be received no later than the close of business on the tenth day following the date on which notice of the date of the meeting was mailed or a public announcement was made, provided, however, that if our 2019 annual meeting of shareholders is not held within 30 calendar days of the one year anniversary of this Annual Meeting, then you must deliver the proposal a reasonable amount of time prior to the date we begin to print and mail our proxy statement for the 2019 annual meeting of shareholders. You are also advised to review our Bylaws, which contain a description of the information required to be submitted as well as additional requirements about advance notice of shareholder proposals and director nominations.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

What am I voting on?

Electing the four director nominees identified below to hold office until the 2019 annual meeting of shareholders and until his or her successor is elected or appointed.

Vote required

Directors are elected if they receive more “FOR” votes than “WITHHOLD” votes.

Nominees for Director

Our Board of Directors is comprised of seven members. Four of these directors are standing for re-election. All of our directors have one-year terms. Three of the members of our Board are appointed by the holders of our Series A Preferred and are referred to as Preferred Directors. As discussed below, they are not elected at the Annual Meeting.

Nominees to be considered for election at the Annual Meeting include two independent directors, as defined by the rules and regulations of NASDAQ, one of our executive officers, Dr. Christopher von Jako, who serves as our Chief Executive Officer, and one non-employee director, Kelvyn H. Cullimore, Jr., who is our former Chief Executive Officer. All four nominees listed below are currently members of our Board of Directors. If elected at the Annual Meeting, these nominees would serve until the 2019 annual meeting of shareholders and until a successor has been duly elected and qualified, or, if sooner, until the director’s death, resignation or removal. Our policy is to encourage directors and nominees for director to attend the Annual Meeting.

Vacancies on the Board of Directors may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board of Directors to fill a vacancy, including vacancies created by an increase in the number of directors, serve for the remainder of the full term and until the director’s successor is duly elected and qualified.

Directors are elected by a plurality of the votes of the holders of shares present in person or represented by proxy and entitled to vote on the election of directors. Accordingly, the nominee receiving the highest number of affirmative votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the nominee named below. If the nominee becomes unavailable for election as a result of an unexpected occurrence, shares that would have been voted for that nominee instead will be voted for the election of a substitute nominee that we may propose. Each person nominated for election has agreed to serve if elected. We have no reason to believe that any nominee will be unable to serve.

Business Experience and Qualifications of Nominees

Kelvyn H. Cullimore, Jr. Director Age 62 Director since 1983
Mr. Cullimore works as a business and government consultant. From January 2005 until February 2018, he was our Chairman; he also served as our Chief Executive Officer from 1992 until June 2018. He was Secretary/Treasurer of the Company from 1983 to 1992 and Administrative Vice President from 1988 to 1992. Mr. Cullimore was Executive Vice President and a member of the Board of Directors of our former parent company and also served on the Boards of Directors of several other companies, including a printing company, lumber company, theater and restaurant company, and travel agency. From 2005 to 2018, he was the first Mayor of Cottonwood Heights, Utah in 2005, a suburb of Salt Lake City, where our principal executive offices are located. Mr. Cullimore graduated cum laude from Brigham Young University in 1980 with a Bachelor’s degree in Financial and Estate Planning. Based on his experience in management and his long association with and effective leadership of the Company, the Nominating and Governance Committee believes Mr. Cullimore is well qualified to serve on our Board of Directors.

Scott A. Klosterman Director Age 60 Director since 2016
Mr. Klosterman is Chief Financial Officer at HNI Healthcare since May 2017, where he previously served as Executive Vice President of Financial Operations (2016-2017). From 2010 to 2015, he was Vice President and General Manager, Post-Operative Products and Services at Hanger, Inc., a leading provider of prosthetic, orthotic, and therapeutic solutions. From 2009 to 2010, he was an executive consultant, providing consulting services to healthcare businesses, advising on product development and new product launches. He was Division President of Chattanooga Group from 2003 to 2008, where he previously served as Chief Operating Officer (1997-2003) and Chief Financial Officer, Secretary, and Treasurer (1994 -1997). He was a licensed certified public accountant in Pennsylvania from 1982 until 1994 and has an M.B.A. degree from Baylor University and a B.S. degree in Accounting (with highest honors) from the University of Delaware. Based on Mr. Klosterman’s extensive experience in the medical industry and as a finance executive, the Nominating and Governance Committee believes that he is well qualified to serve on our Board of Directors.

Christopher R. von Jako, Ph.D. Director, Chief Executive Officer Age 49 Director since 2018
Dr. von Jako became a director and our Chief Executive Officer in June 2018. He previously served as President and CEO of NinePoint Medical, Inc. from November 2014 to June 2018. NinePoint Medical is a privately-held medical device company that designs, manufactures, and sells an Optical Coherence Tomography (OCT) imaging platform for clinical use in gastroenterology, pulmonology, urology, gynecology, and ENT, for the evaluation of human tissue microstructure. He successfully secured a significant strategic investment and long-term partnership with Merit Medical Systems, Inc. in April 2018. From May 2013 to November 2014, he was the President and CEO of NeuroTherm, Inc., a medical device company that develops, manufactures, and markets state-of-the-art image-guided solutions for pain management until its acquisition by St. Jude Medical Corporation (now Abbott). Prior to joining NeuroTherm, from 2010 to 2013, he served as President of ActiViews, Inc., a privately held medical device company which developed and marketed minimally invasive tools for Interventional Radiology. In his nearly 25 years in the medical device industry, he also has worked in senior management positions at Radionics, a division of Covidien plc (now Medtronic plc), which he later sold to Integra LifeSciences Holdings Corporation, and Medtronic plc. Dr. von Jako holds a Ph.D. degree in Biomedical Sciences from the University of Pécs Medical School (Pécs, Hungary), a M.S. degree in Radiological Sciences and Technology from the department of Nuclear Engineering at the Massachusetts Institute of Technology (Cambridge, MA), and a double B.S. degree in Physics and Mathematics from Bates College (Lewiston, ME). Our Nominating and Governance Committee believes his extensive industry experience qualifies Dr. von Jako to serve as a member of the Board.

R. Scott Ward, Ph.D. Director Age 62 Director since 2013
Dr. Ward serves as the chairman of the Department of Physical Therapy at the University of Utah. He is the past president of the American Physical Therapy Association, a position he held from 2006 to 2012. In addition, Dr. Ward served as chair of the rehabilitation committee of the American Burn Association. He has published extensive research studies related to wound care and burn rehabilitation. Dr. Ward received a B.A. degree in Physical Therapy and a Ph.D. degree in Physiology from the University of Utah. Based on Dr. Ward’s prominence in his field, and his extensive experience and expertise in physical therapy, the Nominating and Governance Committee believes that Dr. Ward is well qualified to serve as a member of our Board of Directors.

Recommendation of the Board

The Board of Directors recommends a vote FOR each of the named nominees.

INFORMATION REGARDING THE BOARD OF DIRECTORS
AND CORPORATE GOVERNANCE

General Information

Directors elected at the annual meeting of shareholders serve until the earlier of their resignation or removal, or until their successors are elected and qualified. Three members of the Board are Preferred Directors appointed under the provisions of the Certificate of Designations, Preferences and Rights of the Series A 8% Convertible Preferred Stock (the “Series A Certificate of Designations”) as discussed in the following section of this Proxy Statement. Directors are encouraged to attend the annual meeting if their schedules permit. One of our directors attended the 2017 Annual Meeting of Shareholders.

Preferred Directors

Under our Bylaws, the Board of Directors can include up to seven members. The Series A Certificate of Designations grants to the holders of our Series A Preferred certain rights, referred to as Director Rights, to appoint up to three members of the Board (the Preferred Directors) for as long as the original Series A Preferred investors own or would beneficially own at least 28.6% of our common stock either directly or indirectly (the “Threshold Ownership Percentage”). This period of ownership is known as the Director Rights Period. Excluded from the calculation of the Threshold Ownership Percentage, however, are any shares of common stock issuable upon the exercise of the warrants held by these investors. In compliance with NASDAQ Rule 5640, the number of Preferred Directors will be reduced pro rata with any reduction in ownership by the preferred investors below the Threshold Ownership Percentage, so that the number of Preferred Directors is approximately proportionate to the preferred investors’ direct or indirect ownership of our common stock. By agreement among the Company and the Series A Preferred shareholders, the Director Rights may be exercised at the discretion of certain affiliates of Prettybrook Partners, LLC, a private investment firm (collectively referred to as Prettybrook) for as long as Prettybrook owns at least 50% of the outstanding Series A Preferred.

The Director Rights are not exercisable unless the preferred investors are the beneficial owners of at least 10% of our common stock, including shares issuable upon conversion of the Series A Preferred, but excluding shares issuable upon exercise of any warrants to purchase common stock. Common stock has no voting, nomination, election or other rights with respect to the Preferred Directors. Each Preferred Director serves as a member of the Board during the Director Rights Period or until his or her successor is appointed by the holders of the Series A Preferred (or Prettybrook, exercising such rights, as discussed above) during the Director Rights Period.

The Preferred Directors are Erin S. Enright, who is also the Chairperson of our Board of Directors, David B. Holtz and Brian M. Larkin. Their business experience and other qualifications are as follows:

Erin S. Enright. Ms. Enright, 57, currently serves as a Managing Member of Prettybrook Partners LLC, a family office dedicated to investing in healthcare companies. Prettybrook has approximately 20 active investments in a variety of companies, typically as a co-investor with institutional private equity. She serves as the Chairman of the Board, Chair of the Nominating and Governance Committee and member of the Audit and Compensation Committees of the Company, and as a member of the Board of Directors and Audit and Investment Committees of Medical Facilities Corporation (TSX: DR). She is a general partner and member of the Board of Directors of Tigerlabs, a Princeton-based business accelerator. Previously, she served on the Board of Directors and the Audit Committee of Biolase, Inc. (NASDAQ: BIOL) during 2013, and from 2010 to 2015 served on the Board of Directors of Ceelite Technologies, LLC. She was the President of Lee Medical, a medical device manufacturer based in Plainsboro, New Jersey, from 2004-13. She was Chief Financial Officer of InfuSystem, Inc. (NASDAQ:INFU) from 2005 to 2007. From 1993 to 2003, Ms. Enright was with Citigroup, most recently as a Managing Director in its Equity Capital Markets group. While at Citigroup, Ms. Enright was Chairperson of the firm's Institutional Investors' Committee, responsible for screening and approving the firm's participation in equity underwritings and a member of the Citigroup Global Equity Commitment Committee, responsible for reviewing and approving the firm's underwritings. From 1989 until 1993, Ms. Enright was an attorney with Wachtell, Lipton, Rosen & Katz in the firm's New York office. Ms. Enright received her A.B. degree from the Woodrow Wilson School of Public and International Affairs at Princeton University and J.D. degree from the University of Chicago Law School.

David B. Holtz. Mr. Holtz, 52, since 2012, has been a principal of Provco Group Ltd. (“Provco”). Provco became a preferred shareholder of Dynatronics in 2015. He serves as part of Provco’s executive management group responsible for managing investment portfolios and the accounting function. From 2011 to 2012, Mr. Holtz was executive manager of Grey Street Holdings, a property investment holding company. From 2008 to 2010, he served as Chief Financial Officer and then Interim President of Nucryst Pharmaceuticals Corp. From 1993 to 2006, Mr. Holtz worked at Integra LifeSciences in various capacities including Vice President, Finance and Treasurer, and Senior Vice President, Finance and Treasurer. Before joining Integra, Mr. Holtz was an associate with Coopers & Lybrand, L.L.P. in Philadelphia and Cono Leasing Corporation, a private leasing company. He received a BS degree in Business Administration from Susquehanna University and was a certified public accountant in Pennsylvania until 1998.

Brian M. Larkin. Mr. Larkin, 49, is President and CEO of SP Industries, Inc., a privately held provider of laboratory equipment, supplies and specialty glassware and aseptic processing drug manufacturing solutions headquartered in Pennsylvania. From May 2017 to February 2018, we served as the Vice President and General Manager of the Diabetes Care business at Becton Dickinson (NYSE:BDX). From May 2015 to May 2017, he served as Senior Vice President and General Manager for the LifeCell Regenerative Medicine business at Acelity L.P., Inc. Prior to joining Acelity, Mr. Larkin was Corporate Vice President of Integra Lifesciences Holdings Corporation, where he served as President of the Global Spine and Orthobiologics businesses, and Head of Strategic Development. His responsibilities included executive oversight and leadership of Integra’s worldwide Spine and Orthobiologics businesses, in addition to executive oversight of several of Integra’s corporate functions, including corporate marketing and strategic planning. Mr. Larkin joined Integra in January 2000, as a Regional Sales Manager. He was promoted to National Sales Manager in 2003, Vice President, North American Sales in 2005, and President of Integra’s Neurosurgery business in 2007. In 2010, he was appointed President, Global Spine & Orthobiologics, and Head of Strategic Development. Mr. Larkin has over 25 years of sales, marketing, and executive management experience in the medical technology industry. Prior to joining Integra, he was the National Sales Manager for Connell Neurosurgical. Mr. Larkin received a B.S. degree in Chemistry from the University of Richmond and completed the Advanced Management Program at Harvard Business School.

In addition to the Director Rights, the holders of the Series A Preferred have the right to appoint one observer (who is not a Preferred Director) who may attend any meetings of the Board of Directors and participate in discussions among the Board members, but who does not have any voting rights on any matters. So long as Prettybrook owns at least 50% of the outstanding Series A Preferred, Prettybrook has the right to choose this observer. Prettybrook has appointed Stuart M. Essig as the observer to the Board. Mr. Essig is a significant shareholder of the Company and is the husband of Ms. Enright, our Chairperson. Mr. Essig and Ms. Enright are managers of Prettybrook.

Family Relationships

There are no family relationships among the members of the Board of Directors and our executive officers.

Independence of the Board of Directors

The Board of Directors has determined that a majority of the members of the Board should consist of “independent directors,” determined in accordance with the applicable NASDAQ listing standards as in effect from time to time. Directors who are also our employees are not considered to be independent for this purpose. Our Board of Directors determines the independence of our directors by applying the rules, regulations and listing standards of NASDAQ and the rules and regulations of the SEC. The applicable rules, regulations and listing standards of NASDAQ provide that a director is independent only if the Board affirmatively determines that the director does not have a relationship with us which would interfere with the exercise of his or her independent judgment in carrying out the responsibilities of a director. They also specify certain relationships that preclude a determination of director independence, including certain business, professional and personal relationships.

Our Board annually reviews the independence of our directors according to these standards, taking into account all relevant facts and circumstances. In its most recent review of information collected from our directors, the Board determined that the non-employee members of our Board other than Kelvyn H. Cullimore, Jr. are “independent directors” under the NASDAQ standards and the SEC’s rules, due to Mr. Cullimore’s prior service as our Chief Executive Officer. The Board has determined that such independent directors have no relationship with the Company that would interfere with the exercise of their independent judgment in carrying out the responsibilities of a director. In addition, none of our directors is a party to any agreement or arrangement that would require disclosure pursuant to NASDAQ Rule 5250(b)(3).

The Board has also determined that all members of the Compensation Committee are independent and meet the additional independence criteria required under NASDAQ Listing Rule 5605(a)(2), and that each member of the Audit Committee: (i) is independent, (ii) meets the financial literacy requirements of the NASDAQ Rules, and (iii) meets the enhanced independence standards under Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended (“Exchange Act”). In making this determination, the Board found that none of the nominees for director had a material or other disqualifying relationship with us.

Board Leadership Structure

In February 2018, our Board of Directors voted to separate the role of Chairman of the Board from the role of Chief Executive Officer. Erin Enright was appointed Chairperson at that time. The Board believes that separating these roles allows us to efficiently develop and implement corporate strategy that is consistent with the Board’s oversight role, while facilitating strong day-to-day leadership. Our former Chief Executive Officer, Kelvyn H. Cullimore, Jr., who served both as Chief Executive Officer and Chairman of the Board of Directors until February 2018, stepped down as Chairman in February and continued in his position as Chief Executive Officer and director until the appointment of a new Chief Executive Officer in June 2018. Mr. Cullimore remains a member of the Board and is a nominee for re-election at the Annual Meeting. Our current Chief Executive Officer, Christopher R. von Jako, Ph.D. is a member of Board and reports directly to our new Chairperson, Erin Enright. As an employee of the Company, Dr. von Jako is not independent.

In making the decision to separate the roles of Chief Executive Officer and Chairman of the Board, the Board cited the demands of and differences between each role. The Chief Executive Officer is responsible for setting the strategic direction for the Company, with guidance from the Board. The Chief Executive Officer is responsible for leadership and for the over-all performance of the Company pursuant to the policies of the Board, while providing guidance to the Chief Executive Officer, and setting the agenda for Board meetings, and presiding over meetings of the Board.

Ms. Enright brings considerable skills and experience to the role of Chairperson. In this capacity, she has significant responsibilities, among other things, to call and preside over Board meetings, including meetings of the independent directors, to set meeting agendas and to determine materials to be distributed to the Board. Accordingly, as Chairperson, she has substantial ability to shape the work of the Board of Directors. We believe that having an independent Chairperson creates an environment that is more conducive to objective evaluation and oversight of management’s performance, increases management accountability and improves the ability of the Board of Directors to monitor whether management’s actions are in our best interests those of our shareholders. As a result, we believe that having an independent chairman can enhance the effectiveness of the Board of Directors as a whole. The active involvement of our independent directors, combined with the qualifications and significant responsibilities of our Chairperson, provide balance on the Board and promote strong, independent oversight of our management and affairs.

Role of the Board in Risk Oversight

The Board of Directors has an active role, as a whole and also at the committee level, in overseeing management of our risks. The Board regularly reviews information regarding our credit, liquidity and operations, as well as the risks associated with each. The Audit Committee’s charter mandates it to review and discuss with management and our independent registered public accounting firm, as appropriate, our major financial risk exposures and the steps taken by management to monitor and control these exposures. The Compensation Committee is responsible for overseeing the management of risks relating to our executive compensation plans and arrangements. The Nominating and Governance Committee manages risks associated with the independence of the Board of Directors and potential conflicts of interest. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board of Directors is regularly informed through committee reports about such risks.

Meetings of the Board of Directors

Our Board of Directors met six times during fiscal year 2018. Each member of the Board attended 75% or more of the meetings of the Board of Directors and of the committees on which he or she served, held during the portion of fiscal 2018 for which he or she was a director or committee member.

As required under applicable NASDAQ listing standards, in fiscal 2018, the independent directors met four times in regularly scheduled executive sessions at which only independent directors were present. Ms. Enright presided over the executive sessions.

Information Regarding Committees of the Board of Directors

The Board of Directors has an Audit Committee, a Compensation Committee and a Nominating and Governance Committee. The Board has adopted a written charter for each committee that is available to shareholders on the Investors section of our website at www.dynatronics.com.

The following table provides membership and meeting information for fiscal 2018 for each of the committees of the Board:

Name	Audit	Compensation	Nominating and Governance
Kelvyn H. Cullimore(1)
Erin S. Enright	X	X	⁕
David B. Holtz	⁕		X
Scott A. Klosterman	X	⁕	X
Brian M. Larkin		X	X
Christopher R. von Jako, Ph.D.(2)
R. Scott Ward, Ph.D.		X

*
Committee Chairperson

(1)
Resigned as Chairman in February 2018. Terminated as Chief Executive Officer in June 2018; continues as Director.

(2)
Appointed to the Board upon his hiring as Chief Executive Officer in June 2018.

Below is a description of the Audit Committee, Compensation Committee and Nominating and Governance Committee. Each of the committees has authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities.

Audit Committee

The Audit Committee, which has been established in accordance with requirements of Section 3(a)(58)(A) of the Exchange Act, is comprised of the following independent directors: David B. Holtz (Chair), Erin S. Enright, and Scott A. Klosterman. The NASDAQ corporate governance listing standards require that at least one member of our Audit Committee must have past employment experience in finance or accounting, requisite professional certification in accounting, or comparable experience or background which results in the individual’s “financial sophistication.” This financial sophistication may derive from the person being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities. Our Board believes that Ms. Enright and Messrs. Holtz and Klosterman, are audit committee financial experts (“Audit Committee Financial Experts”) and also meet the NASDAQ requirements for financial sophistication. Our Board further believes that each of them is an independent director as the term is defined in the NASDAQ Stock Market corporate listing standards. Under the SEC’s rules, an Audit Committee Financial Expert is defined as a person who has all of the following attributes:

●
Understanding of accounting principles generally accepted in the United States of America, or GAAP, and financial statements.

●
Ability to assess the general application of GAAP in connection with accounting for estimates, accruals and reserves.

●
Experience in preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by our financial statements, or experience actively supervising one or more persons engaged in such activities.

●
Understanding of internal control over financial reporting.

●
Understanding of audit committee functions.

The Audit Committee is concerned primarily with the integrity of our financial statements, the independence, qualifications and performance of our independent registered public accounting firm, and our compliance with legal requirements. The Audit Committee charter approved by the Board of Directors reflects the standards and requirements adopted by the SEC and NASDAQ. The Audit Committee Charter is posted on our website, www.dynatronics.com, under “Investors, Investor Relations, Corporate Governance, Governance Documents.” The Audit Committee held four meetings during fiscal year 2018. Each member of the Audit Committee attended at least 75% of the Audit Committee’s meetings.

Report of the Audit Committee of the Board of Directors

The Audit Committee reviewed and discussed the audited financial statements for the fiscal year ended June 30, 2018 with Dynatronics Corporation’s management. The Audit Committee discussed with Dynatronics Corporation’s independent registered public accounting firm, Tanner LLC, the matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board, or PCAOB. The Audit Committee also received the written disclosures and the letter from Tanner LLC required by applicable requirements of the PCAOB regarding Tanner LLC’s communications with the Audit Committee concerning independence, and has discussed with Tanner LLC the independent registered public accounting firm’s independence. Based on the foregoing, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2018.

David B. Holtz, Chairman
Erin S. Enright
Scott A. Klosterman

The material in this Report of the Audit Committee is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of Dynatronics Corporation under the Securities Act of 1933, as amended (the Securities Act) or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Compensation Committee

The Compensation Committee is responsible for reviewing and approving, where required, the compensation, as well as evaluating the performance, of our principal executive officer and other executive officers, and advising and assisting management in developing our overall compensation strategy to assure that it promotes shareholder interests, supports our strategic and tactical objectives, and provides for appropriate rewards and incentives for our management and employees. Each member of the Compensation Committee is an “independent director” as defined by the federal securities laws and in Rule 5605(a)(2) of the NASDAQ Marketplace Rules.

The Compensation Committee is empowered to advise management and make recommendations to the Board of Directors with respect to the compensation and other employment benefits of executive officers and key employees of the Company. In exercising its responsibilities, the Compensation Committee establishes and monitors policies governing the compensation of executive officers, reviews the performance of and determines salaries and incentive compensation for executive officers, and makes option or other equity-based awards to those individuals. Additionally, the Compensation Committee administers our stock plans.

The Compensation Committee meets as often as it deems necessary, without the presence of any executive officer whose compensation it is then approving. Neither the Compensation Committee nor the Company engaged or received advice from any compensation consultant during fiscal year 2018. As of the date of this Proxy Statement, the following independent directors are members of the Compensation Committee: Scott A. Klosterman, (Chair), Erin S. Enright, Brian M. Larkin and R. Scott Ward. The Compensation Committee held three meetings during fiscal year 2018. All committee members attended at least 75% of these meetings.

The charter of the Compensation Committee grants the Compensation Committee full access to all books, records, facilities and personnel of the Company. In addition, under the charter, the Compensation Committee has the authority to obtain, at the expense of the Company, advice and assistance from compensation consultants and internal and external legal, accounting or other advisors and other external resources that the Compensation Committee considers necessary or appropriate in the performance of its duties. The Compensation Committee has direct responsibility for the oversight of the work of any consultants or advisers engaged for the purpose of advising the Committee. In particular, the Compensation Committee has the sole authority to retain, in its sole discretion, compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant’s reasonable fees and other retention terms. Under the charter, the Compensation Committee may select, or receive advice from, a compensation consultant, legal counsel or other adviser to the compensation committee, other than in-house legal counsel and certain other types of advisers, only after taking into consideration six factors, prescribed by the SEC and NASDAQ, that bear upon the adviser’s independence; however, there is no requirement that any adviser be independent.

Nominating and Governance Committee

The Nominating and Governance Committee is responsible for overseeing, reviewing and making periodic recommendations concerning our corporate governance policies, and for recommending to the full Board of Directors candidates for election to the Board of Directors. The committee is comprised of the following directors: Erin S. Enright (Chair), David B. Holtz, Brian M. Larkin and Scott A. Klosterman. Each member of this committee is an independent director under applicable NASDAQ listing standards. The Nominating and Governance Committee members individually discussed Committee topics during the year. The committee met twice during fiscal year 2018. All committee members attended at least 75% of these meetings.

Nominees for the Board of Directors should be committed to enhancing long-term shareholder value and must possess a high level of personal and professional ethics, sound business judgment and integrity. The Board of Directors encourages selection of directors who will contribute to our corporate governance, including: responsibility to its shareholders, technology leadership, effective execution, high customer satisfaction and superior employee working environment. The Nominating and Governance Committee from time to time reviews the appropriate skills and characteristics required of Board members, including factors that it seeks in Board members such as diversity of business experience, viewpoints and personal background, and diversity of skills in technology, finance, marketing, international business, financial reporting and other areas that are expected to contribute to an effective Board of Directors. In evaluating potential candidates for the Board of Directors, the Nominating and Governance Committee considers these factors in light of the specific needs of the Board of Directors at that time. The brief biographical description of each nominee set forth in the “Business Experience and Qualifications of Nominees” above includes the primary individual experience, qualifications, attributes and skills of each of our directors nominated for election at this Annual Meeting that led to the conclusion that each director should serve as a member of the Board of Directors.

Shareholders may recommend a director nominee to the Nominating and Governance Committee. In recommending candidates for election to the Board of Directors, the committee considers nominees recommended by directors, officers, employees, shareholders and others, using the same criteria to evaluate all candidates. The Nominating and Governance Committee reviews each candidate’s qualifications, including whether a candidate possesses any of the specific qualities and skills desirable in certain members of the Board of Directors. Evaluations of candidates generally involve a review of background materials, internal discussions and interviews with selected candidates as appropriate. Upon selection of a qualified candidate, the committee would recommend the candidate for consideration by the full Board of Directors. The Nominating and Governance Committee may engage consultants or third-party search firms to assist in identifying and evaluating potential nominees.

To recommend a prospective nominee for the Nominating and Governance Committee’s consideration, submit the candidate’s name and qualifications to us in writing to the following address: Dynatronics Corporation, Attn: Jim Ogilvie, Vice President of Corporate Development, 7030 Park Centre Drive, Cottonwood Heights, Utah 84121. When submitting candidates for nomination to be elected at our annual meeting of shareholders, shareholders must also follow the notice procedures and provide the information required by our bylaws. In particular, for the Nominating and Governance Committee to consider a candidate recommended by a shareholder for nomination at the 2019 Annual Meeting of Shareholders, the recommendation must be delivered or mailed to and received by us as indicated above between July 2, 2019 and August 1, 2019 (or, if the 2019 Annual Meeting is not held within 30 calendar days of the anniversary of the date of the 2018 Annual Meeting, within 10 calendar days after our public announcement of the date of the 2019 Annual Meeting). The recommendation must include the same information as is specified in our bylaws for shareholder nominees to be considered at an annual meeting, including the following:

●
The shareholder’s name and address and the beneficial owner, if any, on whose behalf the nomination is proposed;

●
The shareholder’s reason for making the nomination at the annual meeting, and the signed consent of the nominee to serve if elected;

●
The number of shares owned by, and any material interest of, the record owner and the beneficial owner, if any, on whose behalf the record owner is proposing the nominee;

●
A description of any arrangements or understandings between the shareholder, the nominee and any other person regarding the nomination; and

●
Information regarding the nominee that would be required to be included in our proxy statement by the Commission’s rules, including the nominee’s age, business experience for the past five years and any directorships held by the nominee, including directorships held during the past five years.

Shareholder Communications with the Board of Directors

Shareholders may communicate directly with our Board of Directors by writing to them at “Board of Directors, c/o Jim Ogilvie, Vice President of Corporate Development, Dynatronics Corporation, 7030 Park Centre Drive, Cottonwood Heights, Utah 84121.” All communications received in this manner will be opened for the sole purpose of determining whether the contents represent a message to our directors, after which they will be forwarded to the director or directors to whom addressed, except for communications that are (1) advertisements, promotions of a product or service, patently offensive material or matters deemed inappropriate for the Board of Directors, (2) solely related to complaints with respect to ordinary course of business, customer service and satisfaction issues, or (3) clearly unrelated to our business, industry, management, Board of Directors, or related committee matters.

Code of Ethics

We have adopted a Code of Business Ethics that applies to all officers, directors and employees. The Code of Business Ethics is available on the Investors section of our website at www.dynatronics.com. If we make any substantive amendments to the Code of Business Ethics or grants any waiver from a provision of the Code to any executive officer or director, we will promptly disclose the nature of the amendment or waiver on our website.

Corporate Governance Guidelines

The Board of Directors has not adopted formal written corporate governance guidelines. Given the experience and qualifications our directors contribute to the Board of Directors’ activities, we have implemented a number of practices designed to encourage effective corporate governance. These practices include:

●
the requirement that at least a majority of the directors meet the standards of independence applicable to the Company;

●
holding regular executive sessions of the independent members of the Board of Directors;

●
holding committee meetings which include individual sessions with representatives of the Company’s independent registered public accounting firm, as well as the CFO and CEO; and

●
completion of “360” performance evaluations of each Board member by the other members of the Board of Directors.

Our Board of Directors is actively involved in the oversight and management of the material risks that could affect the Company. The Board of Directors carries out its risk oversight and management responsibilities by monitoring risk directly as a full board and, where appropriate, through its committees. Effective risk oversight is a priority of the Board of Directors. These duties are carried out through the effective use of Board committees that function under written charters adopted by the Board.

PROPOSAL NO. 2

RATIFICATION OF SELECTION OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

What am I voting on?

Ratification of the selection of Tanner LLC as our independent registered public accounting firm for the fiscal year ending June 30, 2019.

Vote required: A majority of the shares present or represented by proxy.

Effect of abstentions: Same as a vote “AGAINST”.

Effect of broker non-votes: None (because this is a routine proposal, there are no broker non-votes).

The Audit Committee of the Board of Directors has selected Tanner LLC as our independent registered public accounting firm for the fiscal year ending June 30, 2019 and has further directed that management submit the selection of our independent registered public accounting firm for ratification by the shareholders at the Annual Meeting. Our lead audit partner at Tanner LLC serves no more than five consecutive years in that role. Representatives of Tanner LLC are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither our Bylaws nor other governing documents or law require shareholder ratification of the selection of Tanner LLC as our independent registered public accounting firm. However, the Audit Committee is submitting the selection of Tanner LLC to the shareholders for ratification as a matter of good corporate practice. If the shareholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in our best interests and in the best interests of our shareholders.

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote on the matter at the Annual Meeting will be required to ratify the selection of Tanner LLC.

Independence

Tanner LLC has advised us that it has no direct or indirect financial interest in us or in any of our subsidiaries and that during 2018, it had no connection with us or any of our subsidiaries, other than as our independent registered public accounting firm or in connection with certain other services, as described below.

Principal Accountant Fees and Services

During fiscal year 2018, we entered into an engagement agreement with Tanner LLC, which set forth the terms by which Tanner LLC agreed to perform audit services for us. Those services consisted of the audit of our annual consolidated financial statements, and the effectiveness of our internal control over financial reporting, review of the quarterly financial statements, stand-alone audits of subsidiaries, and accounting consultations, consents, and other services related to our SEC filings. Tanner LLC did not perform any financial information systems design and implementation services for us in our fiscal year 2018.

During fiscal year 2017, Tanner LLC performed services consisting of the audit of our annual consolidated financial statements, and the effectiveness of our internal control over financial reporting, review of the quarterly financial statements, and accounting consultations, consents, and other services related to our SEC filings. Tanner LLC did not perform any financial information systems design and implementation services for us in fiscal year 2017.

The following table summarizes the fees paid by us to Tanner LLC during fiscal years 2017 and 2018.

Type of Service and Fee	2017	2018
Audit Fees	$160,000	$202,000
Audit Related Fees	5,000	7,000
Tax Fees	-	-
All Other Fees	120,000	20,000
Total Fees	$285,000	$229,000

Pre-approval Policies and Procedures

The Audit Committee has established a policy that all audit and permissible non-audit services provided by the independent registered public accounting firm will be pre-approved by the Audit Committee. These services may include audit services, audit-related services, tax services and other services. The Audit Committee considers whether the provision of each non-audit service is compatible with maintaining the independence of the independent registered public accounting firm. Pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent registered public accounting firm and our management are required to periodically report to the Audit Committee regarding the extent of services provided in accordance with this pre-approval, and the fees for the services performed to date.

The Audit Committee has determined that the rendering of services other than audit services by Tanner LLC is compatible with maintaining the principal accountant’s independence.

Recommendation of the Board

The Board of Directors recommends a vote FOR Proposal No. 2 ratifying the selection of Tanner LLC as our independent registered public accounting firm for the year ending June 30, 2019.

EXECUTIVE OFFICERS

The following table sets forth certain information with respect to our executive officers as of October 4, 2018.

Name	Age	Position
Christopher R. von Jako, Ph.D.	49	Chief Executive Officer and Director
David A. Wirthlin	57	Chief Financial Officer and Secretary
James N. Ogilvie	32	Vice President Corporate Development
Daryl Connell	46	Chief Information Officer
Skyler Black	35	Corporate Controller

Dr. von Jako’s biographical information and work experience and other credentials are summarized in the section of this Proxy Statement that discusses Proposal No. 1, Election of Directors. Information regarding the other executive officers in the table above is provided below.

David A. Wirthlin joined us and was appointed Chief Financial Officer in October 2016 and Corporate Secretary in March 2017. He previously worked with ArmorWorks Enterprises, LLC, a privately-held military armor technology company located in Arizona, where he served in several capacities: Chief Financial Officer from June 2004 until January 2016, and consultant on a contract basis to ArmorWorks from January 2016 until October 2016. Mr. Wirthlin served as Chief Financial Officer for Integrated Information Systems, Inc. and SkyMall, Inc., where he led the initial public offering process for each company and subsequently was directly responsible for all SEC-related functions. He is a CPA in the State of Utah (inactive status) and worked in public accounting and consulting for seven years at Arthur Andersen LLP. Mr. Wirthlin holds an MBA degree from the University of Chicago and a B.S. degree in Accounting from the University of Utah.

James N. Ogilvie was appointed Vice President of Corporate Development in December of 2016; he joined us in August 2015, initially as Director of Business Development. Mr. Ogilvie worked previously at Evolent Health, Inc. (NYSE:EVH) where he developed strategic business cases for hospital systems. He started his career in the investment banking division of Robert W. Baird, where he provided analytical support on equity offerings, mergers and acquisitions, and other financial advisory services. Mr. Ogilvie graduated from Brigham Young University, School of Accountancy, receiving an M.S. degree and B.S. degree in Accounting. He is also a CPA, licensed in Wisconsin.

Daryl Connell joined us in February 2018 as Chief Information Officer. He previously was with Conklin Company Inc., a privately-held chemical manufacturer located in Minnesota, where he served as Director of Information Technology from October 2015 until February 2018. Mr. Connell also previously served as Director of Information Technology for Ablenet, Inc., Llewellyn Worldwide Ltd, and Wirth Companies Inc. Mr. Connell received his education in M.I.S. at Brown College in Minnesota and the University of Minnesota.

Skyler Black joined us as Corporate Controller in January 2018. He was previously with PricewaterhouseCoopers, LLP where he spent 12 years in their assurance practice. He is a CPA in the state of Nevada and holds a B.S. degree in Accounting from Brigham Young University – Idaho.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of our common stock and voting securities as of October 4, 2018, by (1) each person known by us to be the beneficial owner of more than 5% of the issued and outstanding common stock, based upon their most recent filings or correspondence with the SEC, (2) our Named Executive Officers and the directors individually, and (3) the Named Executive Officers and directors as a group. Except as indicated in the notes below the table, each of the persons listed below is believed to exercise sole voting and investment power over the shares of stock that are listed for such individual or entity in the table. Under SEC rules, “Named Executive Officers” include (i) all individuals serving as our principal executive officer or acting in a similar capacity during the last completed fiscal year, regardless of compensation level; (ii) our two most highly compensated executive officers other than the principal executive officer who were serving as executive officers at the end of the last completed fiscal year; and (iii) up to two additional individuals for whom disclosure would have been provided pursuant to the rule but for the fact that the individual was not serving as an executive officer of the Company at the end of the last completed fiscal year. We have identified Kelvyn H. Cullimore, Jr., who served as our Chief Executive Officer until June 2018, and Dr. Christopher von Jako, Ph.D., as our principal executive officers and therefore as Named Executive Officers for these purposes. In addition, we have identified Jeff Gephart and David Wirthlin who were our two most highly compensated executive officers other than our principal executive officer during the fiscal year ended June 30, 2018, although Mr. Gephart was no longer employed by us at the end of the fiscal year. Unless otherwise indicated in the notes below the table, the address of each beneficial owner listed in the table below is c/o Dynatronics Corporation, 7030 Park Centre Dr., Cottonwood Heights, Utah 84121.

The table assumes 8,226,523 shares of common stock issued and outstanding as of October 4, 2018. For purposes of the table, we determined the number of shares of common stock beneficially owned by each person under Rule 13d-3(d)(1) of the Exchange Act. Under this rule, shares of common stock not outstanding that are subject to issuance pursuant to options, warrants, rights or conversion privileges exercisable by a person within 60 days of the date indicated (October 4, 2018) are deemed outstanding for the purpose of calculating the number and percentage beneficially owned by such person but are not deemed outstanding for the purpose of calculating the number or percentage beneficially owned by each any other person listed in the table. Except where otherwise noted, we believe that each individual or entity named has sole investment and voting power with respect to the shares of indicated as beneficially owned by such person, subject to community property laws, where applicable. Beneficial ownership representing less than one percent is denoted with an asterisk (*).

	Beneficial Ownership		Percent of
Name/Address of Beneficial Owner	Shares	%	Voting Power
Greater than 5% Shareholders:
Stuart M. Essig (1)	3,970,361	35.2%	16.4%

Stuart M. Essig 2007 Family Trust (2)	668,837	7.3%	2.7%

Provco Ventures I, LP (3)	2,499,779	24.8%	10.9%

David H. Hausmann(4)	442,379	5.2%	2.3%

Armistice Capital, LLC (5)	1,790,985	16.9%	8.9%

Nancy K. Cronin (6)	978,161	12.0%	8.8%
Named Executive Officers and Directors
Kelvyn H. Cullimore, Jr. (CEO/Director)(7)	169,685	2.1%	1.2%

Christopher R. von Jako, Ph.D. (CEO/Director)(8)	275,824	3.3%	*

T. Jeff Gephart(9)	19,534	*	*

David A. Wirthlin(10)	16,487	*	*

Erin S. Enright (Director)(11)	4,639,198	39.2%	19.2%

David B. Holtz (Director)(12)	14,684	*	*

Scott A. Klosterman (Director)(13)	14,684	*	*

Brian M. Larkin (Director)(14)	285,535	3.4%	1.4%

R. Scott Ward (Director)(15)	14,991	*	*

All Named Executive Officers and directors as a group (nine persons)	5,434,211	44.0%	23.0%
__________________

(1)
Mr. Essig is an observer to our Board of Directors and the husband of Erin Enright, a Preferred Director and the Chairperson of the Board. The amount indicated includes: (a) 921,356 shares of common stock owned of record; (b) 880,000 shares of common stock issuable upon conversion of Series A Preferred; (c) 260,000 shares of common stock issuable upon conversion of Series B Preferred; and (d) 1,909,005 shares of common stock issuable upon the exercise of warrants. Mr. Essig has sole voting and dispositive power over the shares of stock indicated. He has no voting or dispositive power over securities that are beneficially owned of record by the Essig Trust (see Note (2), below) or by Ms. Enright (see Note (14), below). The address for this beneficial owner is 512 West MLK Jr. Blvd #320, Austin, Texas 78701.

(2)
Mr. Essig is the Settlor/Grantor of The Stuart M. Essig 2007 Family Trust (“Essig Trust”). His wife, Ms. Enright, is Trustee of the Essig Trust. Shares include: (a) 71,381 shares of common stock owned of record; (b) 188,800 shares of common stock issuable upon conversion of Series A Preferred; (c) 40,000 shares of common stock issuable upon conversion of Series B Preferred; and (d) 343,200 shares of common stock issuable upon exercise of warrants. Ms. Enright and the Essig Trust have shared voting and dispositive power over the shares of stock owned of record by the Essig Trust. Amount indicated also includes 25,456 shares of common stock owned of record by Ms. Enright personally, over which Ms. Enright has sole voting and dispositive power. (See Note 14, below.) The address for this beneficial owner is 512 West MLK Jr. Blvd #320, Austin, Texas 78701.

(3)
The address of this beneficial owner is 795 E. Lancaster Ave. Suite 200, Villanova, PA 19085. The general partner of this shareholder is Provco, LLC. The sole member of Provco, LLC is Richard E. Caruso, Ph.D. The amount indicated includes: (a) 639,779 shares of common stock owned of record; (b) 484,000 shares of common stock issuable upon conversion of Series A Preferred; (c) 200,000 shares of common stock issuable upon conversion of Series B Preferred; and (d) 1,176,000 shares of common stock issuable upon the exercise of warrants.

(4)
Amount indicated includes 177,379 shares of common stock owned of record, 90,000 shares of common stock issuable upon conversion of Series B Preferred, and 175,000 shares of common stock issuable upon the exercise of warrants. Mr. Hausmann is the President of our Hausmann Enterprises Division. The address for this beneficial owner is 71 Briarwood Avenue, Norwood, NJ 07648.

(5)
Amount indicated includes: (a) 540,985 shares of common stock owned of record; (b) 500,000 shares of common stock issuable upon conversion of Series B Preferred; (c) 760,000 shares of common stock issuable upon conversion of Series C Preferred; and (d) 1,130,000 shares of common stock issuable upon the exercise of warrants. The preferred stock and the warrants include provisions that limit the exercise or conversion thereof, as applicable, to the extent such exercise would cause the holder, together with its affiliates and any other person acting together with it and its affiliates, to beneficially own a number of shares of common stock which would exceed 9.99% of our then outstanding common stock following such exercise or conversion, excluding for purposes of such determination shares of common stock issuable upon the exercise of the warrant or conversion of the preferred stock which have not been exercised or converted. The shareholder may increase or decrease its beneficial ownership limitation upon giving notice to us, which such increase or decrease will not be effective until the 61st day after the notice is delivered to us. The address for this beneficial owner is c/o Steven Boyd, 510 Madison Ave, 22nd Floor, New York, New York 10022.

(6)
Ms. Cronin received these shares upon conversion of shares of Series D Preferred issued in connection with our acquisition of B&C, of which she was a majority beneficial owner. The address for this beneficial owner is 6101 Mt. Normandale Dr., Bloomington, Minnesota 55438.

(7)	Amount indicated includes 159,685 shares of common stock owned of record by Mr. Cullimore and 10,000 shares of common stock owned of record by Mr. Cullimore’s wife.
(8)
Amount indicated includes: (a) 40,824 shares of common stock owned of record; (b) 48,000 shares of common stock issuable upon conversion of shares of Series A Preferred; (c) 111,000 shares of common stock issuable upon exercise of warrants; and (d) 26,000 shares of common stock issuable upon conversion of shares of Series B Preferred owned of record.

(9)
Mr. Gephart is included as a Named Executive Officer due to his compensation paid to him as Senior Vice President of Sales from July 1, 2017 until April 26, 2018. The amount indicated includes: (a) 5,534 shares of common stock owned of record; (b) 5,600 shares of common stock issuable upon conversion of Series A Preferred; and (c) 8,400 shares underlying warrants.

(10)
Mr. Wirthlin is included as a Named Executive Officer due to his compensation paid to him as Chief Financial Officer. The amount indicated includes: (a) 487 shares of common stock owned of record; (b) 4,000 shares of common stock issuable upon conversion of shares of Series A Preferred; (c) 6,000 shares of common stock issuable upon exercise of warrants; and (d) 6,000 shares of common stock issuable upon exercise of options held by Mr. Wirthlin.

(11)
The amount indicated includes: (a) 25,456 shares of common stock owned of record; (b) 3,970,361 shares of common stock beneficially owned by her husband, Stuart Essig (see Note (1), above); and (c) 643,381 shares of common stock beneficially owned by the Essig Trust (see Note (2), above). Ms. Enright has no voting and dispositive power over the shares beneficially owned by her husband and she has shared voting and dispositive power as Trustee over the shares beneficially owned by the Essig Trust.

(12)	Mr. Holtz is an executive officer of Provco, LLC, the general partner of Provco Ventures I LP.
(13)	All amounts indicated are shares of common stock owned of record by Mr. Klosterman.
(14)
The amount indicated includes: (a) 95,535 shares of common stock owned of record; 48,000 shares issuable upon conversion of shares of Series A Preferred; (b) 20,000 shares issuable upon conversion of Series B Preferred; and (c) 122,000 shares issuable upon the exercise of warrants.

(15)	All amounts indicated are shares of common stock owned of record by Dr. Ward.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

To our knowledge, based solely on a review of copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended June 30, 2018, our officers, directors and greater than ten percent beneficial owners filed all applicable reports under Section 16(a).

EXECUTIVE COMPENSATION

The following table summarizes information concerning the compensation awarded to, earned by or paid to, the Named Executive Officers for the periods indicated (columns (g) and (h) have been intentionally omitted):

Summary Compensation Table

Name and principal position (a)	Year (b)	Salary($) (c)	Bonus($) (d)	Stock awards($) (e)	Option awards($) (f)	All other compensation($) (i)	Total($) (j)
Kelvyn H. Cullimore, Jr.	2017	$200,000	-	-	-	$31,202	$231,202
Chief Executive Officer(1)	2018	$200,000	-	$192,931	-	$764,412	$1,157,343
Christopher R. von Jako	2017	-	-	-	-	-	-
Chief Executive Officer(2)	2018	$4,230	-	$147,500	$56,881	-	$208,611
T. Jeff Gephart(3)	2017	$175,512	$19,732	-	-	$3,678	$198,922
Sr. VP Sales	2018	$142,789	-	$12,400	-	$43,596	$198,785
David A. Wirthlin	2017	$117,308	-	-	-	10,146	$127,454
Chief Financial Officer	2018	$175,000	-	-	-	$15,136	$190,136
__________________

(1)
Mr. Cullimore’s service as Chief Executive Officer was terminated in June 2018. Amounts in column (e) for fiscal year 2018 include the value of restricted stock awards, the vesting of which was accelerated upon termination of Mr. Cullimore’s employment pursuant to the terms of his employment agreement. Amount in column (i) for fiscal year 2018 includes amounts paid or accrued for payment as severance to Mr. Cullimore pursuant to the terms of his employment agreement, including (i) $0 as salary continuation, (ii) $0 in the form of continued medical benefits, (iii) $700,000 as future severance payments in cash following termination, (iv) $31,512 as the fair market value of a vehicle transferred to Mr. Cullimore, and (v) $87,283 fair market value of shares withheld to reimburse us for payment of the withholding tax in connection with the restricted shares delivered as reported in column (e). Amounts in column (i) also include amounts paid for Mr. Cullimore’s medical benefits.

(2)
Dr. von Jako became Chief Executive Officer in June 2018.

(3)
Mr. Gephart’s employment was terminated in April of 2018. Amount in column (i) for fiscal year 2018 includes $41,250 paid as severance.

Outstanding Equity Awards at June 30, 2018

The following table presents, for each of the Named Executive Officers, information regarding outstanding equity awards held as of June 30, 2018.

	Option awards				Stock awards
Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercis-able	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares of units of stock that have not vested ($)
(a)	(b)	(c)	(e)	(f)	(g)	(h)
Kelvyn H. Cullimore.	20,000	20,000	$3.34	11/20/2023	-	$-
Christopher von Jako	-	50,000	$2.95	6/26/2024	50,000	$142,500
Jeff Gephart	7,500	7,500	$2.87	3/1/2024	-	$-
David Wirthlin	6,000	18,000	$2.65	10/31/2024	-	$-

Employment Agreements

We entered into an employment agreement with our Chief Executive Officer, Dr. von Jako on May 24, 2018, which became effective upon its approval by the Board on June 26, 2018. The employment agreement provides for the following: (1) an annual base salary of $275,000; (2) a target annual cash bonus up to a maximum of 30% of base salary (provided that quantitative and qualitative objectives established by the Compensation Committee of the Board have been met); (3) a grant of a stock option for the purchase of 50,000 shares of common stock at a purchase price of $2.95 per share, which was the market price of the common stock on the date of grant; (4) a grant of 50,000 shares of restricted stock, with the stock option and the restricted stock each vesting in four annual installments at a rate of 25% per annum, commencing on the first anniversary date of the date of grant; and (5) annual grants of stock options and restricted stock awards having an aggregate fair market value on date of grant of between $150,000 and $200,000 at the discretion of the Compensation Committee, with such fair market values determined with reference to a Black-Scholes model as to the options and the trading prices of our common stock as of the grant date as to the restricted stock awards. Fifty percent of the new hire stock option grant and restricted stock award will vest in the event we terminate Dr. von Jako’s employment without cause during the first twelve months of his employment. In the event of a termination of his employment upon a change of control, 100% of previously issued equity grants held by Dr. von Jako at the time of termination will vest in full, notwithstanding the terms of any equity incentive plan or applicable award agreements. Acceleration of vesting in any event will be subject to the execution of a general release of known and unknown claims in a form satisfactory to us.

Dr. von Jako also executed our standard form of indemnification agreement for executives and directors and an agreement titled “Agreement Regarding Confidential Information, Ownership of Inventions, Non-Competition, Customer Non-Solicitation and Employee Non-Solicitation Covenants, and Acknowledgment of At-Will Employment,” which are part of his employment agreement. Among other things, these agreements impose certain restrictions on Dr. von Jako, including compliance with post-employment covenants to (i) protect our confidential information; (ii) not accept employment with or provide services to a competitor for one year after termination; (iii) not solicit our employees or customers for two years after termination; and (iv) not disparage or otherwise impair our reputation or goodwill.

Payments upon Termination

Under his employment agreement dated May 1, 2015, Kelvyn H. Cullimore, Jr., who was employed as our Chief Executive Officer, Mr. Cullimore was entitled to severance payments in the event of termination of his employment under certain circumstances. In June 2018, we terminated Mr. Cullimore’s service as Chief Executive Officer to facilitate a change in management, triggering his rights to the severance payments under his employment agreement. Mr. Cullimore executed a Separation and Release Agreement, or Separation Agreement, that includes a customary release of claims against us in consideration for which we paid Mr. Cullimore the following: (1) a severance payment equal to $200,000, which represents 12 months of base salary in effect as of the Separation Date, paid 50% on the 30th day following the Separation Date and 50% in equal installments over the following six months; (2) additional severance consideration in the total amount of $500,000, to be paid in quarterly installments over a two-year period following the Separation Date, (iii) full acceleration of vesting of previously granted and unvested restricted stock awards totaling 72,000 shares, (iv) earned but unpaid bonuses, if any, with respect to fiscal year 2018, (v) the transfer of a vehicle, and (vi) accrued and unpaid salary through the last day of employment. (See the “Summary Compensation Table” above.)

Retirement Benefits

We do not provide pension arrangements or post-retirement health coverage for executive officers or employees. Our executive officers and other eligible employees may participate in one of our 401(k) defined contribution plans. In fiscal year 2018, we maintained three separate 401(k) plans for our employees: (1) the Dynatronics Corporation Plan (the “Dynatronics Plan”); (2) the Hausmann Enterprises, LLC Plan (the “Hausmann Plan”); and (3) the Bird & Cronin, LLC Plan (the “Bird & Cronin Plan”). Additional information on these three plans is provided in this part of the Proxy Statement, below.

Dynatronics Plan. Under the Dynatronics Plan, employees who are 20 years of age or older and have completed at least one month of service with Dynatronics Corporation are eligible to participate. Eligible employees may contribute to the Dynatronics Plan in the form of salary deferrals of up to $18,500, the maximum allowable for calendar year 2018. Eligible employees who are over 50 years old may contribute an additional $6,000 in catchup contributions during calendar year 2018. We match annual employee contributions at 25% of employee contributions, up to a maximum of $500 per employee per year. Participants in the Dynatronics Plan are fully vested in their salary deferral contributions, and employer matching contributions vest at 20% per year after two years of service (100% vested after six years).

Hausmann Plan. We acquired the Hausmann Plan as part of our acquisition of HII. Under the Hausmann Plan, employees who are 21 years of age or older and have completed a year of service with 1,000 hours worked with Hausmann are eligible to participate. Eligible employees may contribute to the Hausmann Plan in the form of salary deferrals of up to 60% of their salary or $18,500 (whichever is less) if under 50 years of age, the maximum allowable for calendar year 2018. Eligible employees who are over 50 years old may contribute up to 100% of their salary or $24,500 which includes $6,000 in catchup contributions during calendar year 2018. We match employee contributions at 50%, up to the first 6% of employee compensation. Participants in the Hausmann Plan are fully vested in their salary deferral contributions, and employer matching contributions vest 10% after year one, 10% after year two, and 20% each year thereafter (100% vested after six years).

Bird & Cronin Plan. We acquired this plan with the acquisition of B&C. Under the Bird & Cronin Plan, employees who are 21 years of age or older and have completed six months of service with more than 500 hours of service with Bird & Cronin are eligible to participate. Eligible employees may contribute to the Bird & Cronin Plan in the form of salary deferrals of up to $18,500, the maximum allowable for calendar year 2018. Eligible employees who are over 50 years old may contribute an additional $6,000 in catchup contributions during calendar year 2018. We match employee contributions at 100% of up to the first 5% of employee compensation. Participants in the Bird & Cronin Plan are fully vested in their salary deferral contributions, and employer matching contributions vest 20% per year after two years of service with more than 1,000 hours of service (100% vested after six years with more than 1,000 hours of service).

DIRECTOR COMPENSATION

In fiscal year 2018, we paid our non-employee directors an annual cash retainer of $15,000 and an equity retainer of 10,000 shares of restricted stock. Committee chairs received an additional retainer of $10,000 for the year. Retainers were pro-rated for the portion of the year served if service began after the start of the fiscal year. Directors who are also employees are not paid additional compensation for their service as members of the Board of Directors.

The following table summarizes the total compensation paid to the non-employee directors during the fiscal year ended June 30, 2018.

Director Compensation Table(1)

Name (a)	Fees earned or paid in cash ($) (b)	Stock awards ($) (c)	Total ($) (h)
Kelvyn H. Cullimore, Jr.(2)	-	-	-
Erin S. Enright	25,000	26,500	51,500
David B. Holtz	25,000	26,500	51,500
Scott A. Klosterman	25,000	26,500	51,500
Brian M. Larkin	15,000	26,500	41,500
R. Scott Ward, Ph.D.	15,000	26,500	41,500
_________________

(1)
Columns (d) through (g) are omitted from this table as no items of compensation referenced in those columns were paid to the directors during the period covered by the table. Total compensation paid to Dr. von Jako, our Chief Executive Officer, who also became a director on June 26, 2018, is detailed in the Summary Compensation Table under "Executive Compensation" on page 22 of this Proxy Statement. Executive officers serving as directors received no additional compensation for service as directors during fiscal year 2018.

(2)
Mr. Cullimore was also Chief Executive Officer until June 26, 2018. After that date and to the present, he has been serving as a non-employee director.

PROPOSAL NO. 3

APPROVAL OF THE DYNATRONICS CORPORATION 2018 EQUITY INCENTIVE PLAN

On September 10, 2018, the Board adopted, subject to approval of our shareholders, the Dynatronics Corporation 2018 Equity Incentive Plan, or the 2018 Plan, which would allow us to grant awards for the issuance of up to 600,000 shares of our common stock. The Board believes that adopting a new plan, rather than amending our plan adopted by the Board and approved by our shareholders in June 2015 (the “2015 Plan”) will provide for a new framework that is aligned with the current tax law and current status and outlook of our management and Board. Although we are adopting the new 2018 Plan, the Board has also determined to keep our 2015 Plan in operation and to grant awards under that plan as prescribed by its terms until the remaining shares allocated under the 2015 Plan have been used. Under the 2015 Plan we were authorized to grant awards in the form of options, restricted stock, restricted stock units and other stock-based awards for the issuance of up to 500,000 shares of common stock. The 2015 Plan has approximately 220,000 shares of common stock available for issuance.

Under our current forecasts, based on current stock prices and the number of shares available for grant under the 2015 Plan, in order to provide for sufficient equity components for executive and director compensation over the next three or more years, and to provide equity compensation flexibility for employees and consultants, the Board of Directors determined it was advisable to adopt the 2018 Plan. This assumes that we continue to grant awards consistent with current practices, as reflected in our burn rate discussed below, and noting that future circumstances may require us to change our current equity grant practices.

In an effort to attract, retain and motivate individuals who make important contributions to our business, we desire to have the ability to issue securities to our officers, directors, employees and consultants, as well as officers of our subsidiaries under the new 2018 Plan. The principal reason for the 2018 Plan is to increase the number of shares of common stock approved for issuance to provide our Board of Directors, the Compensation Committee, and our management with greater flexibility to provide grants of stock-based awards. If the 2018 Plan is not approved by the shareholders, we could continue to grant awards under the 2015 Plan until the allocated shares are exhausted, which we estimate would at current rates take approximately one year. Furthermore, if the 2018 Plan is not approved, we would have fewer shares to use for awards to employees and directors. Accordingly, the Board recommends that the shareholders approve the 2018 Plan.

Purpose

The Board of Directors believes that the 2018 Plan is necessary for us to attract, retain, reward and motivate our employees, directors, and consultants through the grant of stock options, stock appreciation rights, restricted stock and restricted stock units. We believe the 2018 Plan is best designed to provide the proper incentives for our employees, directors and consultants, ensures our ability to make performance-based awards, and meets the requirements of applicable law.

The Board of Directors believes that approval of the 2018 Plan will enable us to continue to grant equity-based awards in a manner that is consistent with market practices, which is important to allow us to competitively attract, retain, reward and motivate our employees, directors and consultants, who are critical to achieving our business goals.

The 2018 Plan will be effective upon shareholder approval and after that date will apply to all awards made under the 2018 Plan on or after that date. No awards have been made under the 2018 Plan prior to the date of this Proxy Statement and no awards are contemplated to be made at this time prior to approval by the shareholders. We intend to register the shares authorized under the 2018 Plan under the Securities Act following approval by the shareholders. If our shareholders do not approve the 2018 Plan, we will not issue awards under the 2018 Plan. It is our intention to use the shares authorized under the 2015 Plan before making awards under the 2018 Plan, to the extent that is feasible or advisable, although that is not necessary.

Significant Historical Award Information

Common measures of a stock plan’s cost include “dilution” and “overhang.” Dilution measures the degree to which the shareholders’ ownership has been diluted by stock-based compensation awarded under equity plans; dilution that includes shares that may be awarded under equity plans in the future is commonly referred to as overhang. These metrics as applied to our plans can be measured approximately as indicated in the table below for each of the past three fiscal years:

Key Equity Metrics	2018	2017	2016
Overhang(1)	5.0%	11.7%	21.6%
Dilution(2)	3.0%	5.3%	7.2%
———————

(1)
Overhang is calculated by dividing (a) the sum of (x) the number of shares subject to equity awards outstanding at the end of the year and (y) the number of shares available for future grants, by (b) the number of shares outstanding at the end of the year.

(2)
Dilution is calculated by dividing (a) the number of shares subject to equity awards outstanding at the end of the fiscal year by (b) the number of shares outstanding at the end of the fiscal year.

Recommendation of the Board

The Board of Directors recommends a vote FOR approval of the 2018 Plan.

Summary of the 2018 Plan

The following summary is subject to the specific provisions contained in the full text of the 2018 Plan, which is attached as Appendix A to this Proxy Statement.

Administration

The Compensation Committee has full power to select, from among the individuals eligible for awards, the individuals to whom awards will be granted, to make any combination of awards to participants, and to determine the specific terms and conditions of each award, subject to the provisions of the 2018 Plan. The Compensation Committee may delegate to our Chief Executive Officer or any other executive officers the authority to grant awards at fair market value to employees who are not subject to the reporting and other provisions of Section 16 of the Exchange Act.

Limitation on Awards and Shares Available

The maximum number of shares of stock reserved and available for issuance under the 2018 Plan is 600,000 shares, plus the number of shares of stock reserved and available for issuance under the 2015 Plan as of the date of shareholder approval of the 2018 Plan. For purposes of this limitation, the shares of stock underlying any awards that are forfeited, are canceled, expire or are terminated (other than by exercise) under (i) the 2018 Plan or (ii) from and after shareholder approval of the 2018 Plan, the 2015 Plan shall be added to the shares of stock available for issuance under the 2018 Plan. Shares tendered or held back upon exercise of an option or settlement of an award to cover the exercise price or tax withholding shall not be available for future issuance under the 2018 Plan.

Eligibility

Persons eligible to participate in the 2018 Plan will be those full or part-time officers, employees, non-employee directors, and other key persons (including consultants and prospective employees) of the Company and its subsidiaries as selected from time to time by the Compensation Committee. As of October 4, 2018, approximately 335 individuals were eligible to participate in the 2018 Plan, including seven directors, and five executive officers.

Awards

The 2018 Plan provides for the grant of various types of awards, including, for example: (i) incentive stock options; (ii) nonqualified stock options; (iii) stock appreciation rights; (iv) restricted stock awards; (v) deferred stock awards; and (vi) other stock-based and cash-based awards to eligible individuals. The terms of the awards will be set forth in an award agreement, consistent with the terms of the 2018 Plan.

Stock Options. The 2018 Plan permits the granting of (1) options to purchase common stock intended to qualify as incentive stock options under Section 422 of the Code and (2) options that do not so qualify. Options granted under the 2018 Plan will be non-qualified options if they fail to qualify as incentive options or exceed the annual limit on incentive stock options. Non-qualified options may be granted to any persons eligible to receive incentive options and to non-employee directors and key persons. The option exercise price of each option will be determined by the Compensation Committee but may not be less than 100% of the fair market value of the common stock on the date of grant. The 2018 Plan provides for 600,000 shares that can be granted in the form of incentive stock options. No dividends or dividend equivalents shall be paid on stock options.

The term of each option will be fixed by the Compensation Committee and may not exceed 10 years (or for 10% or greater shareholders receiving an incentive stock option, five years) from the date of grant. The Compensation Committee will determine at what time or times each option may be exercised. Options may be made exercisable in installments and the exercisability of options may be accelerated by the Compensation Committee. Options may be exercised in whole or in part with written notice to us.

Upon exercise of options, the option exercise price must be paid in full (1) in cash, by certified or bank check, or other instrument acceptable to the Compensation Committee, (2) by delivery (or attestation to the ownership) of shares of common stock that are beneficially owned by the optionee, (3) subject to applicable law, by a broker pursuant to irrevocable instructions to the broker from the optionee, or (4) by net exercise.

To qualify as incentive options, options must meet additional federal tax requirements, including a $100,000 limit on the value of shares subject to incentive options that first become exercisable by a participant in any one calendar year.

Stock Appreciation Rights. The Compensation Committee may award a stock appreciation right either as a freestanding award or in tandem with a stock option. The Compensation Committee may award stock appreciation rights subject to such conditions and restrictions as the Compensation Committee may determine, provided that (1) upon exercise of a stock appreciation right granted in tandem with an option, the applicable portion of any related option shall be surrendered, and (2) stock appreciation rights granted in tandem with options are exercisable at such time or times and to the extent that the related stock options are exercisable. The grant price of a stock appreciation right will be determined by the Compensation Committee and specified in the award agreement; however, the grant price must be at least equal to 100% of the fair market value of a share on the date of grant. Stock appreciation rights may be exercised upon such terms and conditions as are imposed by the Compensation Committee and as set forth in the stock appreciation right award agreement.

Restricted Stock Awards. The Compensation Committee may award shares of common stock to participants subject to such conditions and restrictions as the Compensation Committee may determine. These conditions and restrictions may include the achievement of certain performance goals and/or continued employment with the Company through a specified restricted period. Cash dividends and stock dividends, if any, with respect to restricted stock may be withheld by the Company for the grantee’s account, and be subject to forfeiture to the same degree as the shares of restricted stock to which such dividends relate. Except as otherwise determined by the Committee, no interest will accrue or be paid on the amount of any cash dividends withheld.

Deferred Stock Awards. The Compensation Committee may award phantom stock units as deferred stock awards to participants. Deferred stock awards are ultimately payable in the form of shares of common stock and may be subject to such conditions and restrictions as the Compensation Committee may determine. These conditions and restrictions may include the achievement of certain performance goals and/or continued employment with the Company through a specified vesting period. In the Compensation Committee’s sole discretion and subject to the participant’s compliance with the procedures established by the Compensation Committee and requirements of Section 409A of the Code, it may permit a participant to make an advance election to receive a portion of his or her future cash compensation otherwise due in the form of a deferred stock award. During the deferral period, a grantee shall have no rights as a shareholder; provided, however, that the grantee may be credited with dividend equivalent rights with respect to the phantom stock units underlying his deferred stock award, subject to such terms and conditions as the Committee may determine, but shall not be entitled to dividends, if any, or dividend equivalents prior to settlement.

Other Awards. The Compensation Committee may recommend grants of other types of equity-based or equity-related awards not otherwise described by the terms of the 2018 Plan, in such amounts and subject to such terms and conditions, as the Compensation Committee shall recommend. Such awards may be based upon attainment of performance goals established by the Compensation Committee and may involve the transfer of actual shares to participants, or payment in cash or otherwise of amounts based on the value of shares.

Detrimental Activity

The Compensation Committee may cancel, rescind, suspend, or otherwise limit any award to a participant if the participant engages in detrimental activities, including rendering services to a competitor, disclosing confidential information without permission, refusing to assign inventions to us, soliciting our employees or customers, engaging in an activity that results in a termination for cause, materially violating any of our internal policies, or being convicted of, or pleading guilty to, a crime.

Amendment and Termination

The Board of Directors may amend the 2018 Plan at any time, subject to shareholder approval to the extent required by applicable law or regulation or the listing standards of NASDAQ or any other market or stock exchange on which the common stock is at the time primarily traded. Additionally, shareholder approval will be specifically required to (i) increase the number of shares available for issuance under the 2018 Plan, or (ii) decrease the exercise price of any outstanding option or stock appreciation right granted under the 2018 Plan.

Our Board of Directors may terminate the 2018 Plan at any time. Unless sooner terminated by the Board, the Plan will terminate on the close of business on September 10, 2028.

Adjustment for Change in Capitalization

In the event that the Compensation Committee shall determine that any dividend or other distribution (whether in the form of cash, common stock, or other property), recapitalization, common stock split, reverse common stock split, reorganization, merger, consolidation, spin-off, combination, repurchase, or share exchange, or other similar corporate transaction or event has occurred, then the Compensation Committee shall make such equitable changes or adjustments as it deems necessary or appropriate to any or all of (1) the number and kind of shares of common stock that may thereafter be issued in connection with awards, (2) the number and kind of shares of common stock, securities or other property (including cash) issued or issuable in respect of outstanding awards, (3) the exercise price, grant price or purchase price relating to any award, and (4) the maximum number of shares subject to awards which may be awarded to any employee during any tax year; provided that, with respect to incentive stock options, any such adjustment shall be made in accordance with Section 424 of the Code; and provided further that, no such adjustment shall cause any award hereunder that is or could be subject to Section 409A of the Code to fail to comply with the requirements of such section.

Tax Withholding

Participants in the 2018 Plan are responsible for the payment of any federal, state, or local taxes that we are required by law to withhold upon any option exercise or vesting of other awards. Subject to approval by the Compensation Committee, depending on the withholding method, a grantee may elect to have such grantee’s tax withholding obligation satisfied at the minimum or other applicable withholding rate in the grantee’s applicable jurisdiction, including maximum applicable rates that may be utilized without creating adverse accounting treatment under Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor pronouncement thereto) and permitted under applicable withholding rules promulgated by the Internal Revenue Service or another applicable governmental entity, in whole or in part, by (i) authorizing the Company to withhold from shares of stock to be issued pursuant to any award a number of shares with an aggregate fair market value (as of the date the withholding is effected) that would satisfy such withholding amount, or (ii) transferring to the Company shares of stock owned by the grantee with an aggregate fair market value (as of the date the withholding is effected) that would satisfy such withholding amount.

Effect of Change in Control

Unless otherwise provided in an award agreement, notwithstanding any provision of the 2018 Plan to the contrary:

(a)                 In the event of a participant’s termination of without cause or for good reason (as defined in the 2018 Plan) during the 12-month period following a change in control, notwithstanding any provision of the 2018 Plan or any applicable award agreement to the contrary, the award shall become immediately exercisable with respect to 100% of the shares subject to such award, and/or the applicable restricted period shall expire immediately with respect to 100% of the outstanding shares of restricted stock or restricted stock units as of the date of the termination.

(b)                 With respect to performance-based awards, in the event of a change in control, all incomplete performance periods in respect of such awards in effect on the date the change in control occurs shall end on the date of such change and the Committee shall (i) determine the extent to which performance goals with respect to each such performance period have been met based upon such audited or unaudited financial information then available as it deems relevant and (ii) cause to be paid to the applicable participant partial or full awards with respect to performance goals for each such performance period based upon the Committee’s determination of the degree of attainment of performance goals or, if not determinable, assuming that the applicable “target” levels of performance have been attained, or on such other basis determined by the Committee.

Under the Plan, “Change in Control” is deemed to have occurred if the event set forth in any one of the following paragraphs shall have occurred:

(a)                 One person (or more than one person acting as a group) acquires ownership of stock of the Company that, together with the stock held by such person or group, constitutes more than 50% of the total fair market value or total voting power of the stock of the Company; provided, that, a Change in Control shall not occur if any person (or more than one person acting as a group) owns more than 50% of the total fair market value or total voting power of the Company’s stock and acquires additional stock;

(b)                 One person (or more than one person acting as a group) acquires (or has acquired during the twelve-month period ending on the date of the most recent acquisition) ownership of the Company’s stock possessing 30% or more of the total voting power of the stock of such corporation;

(c)                 A majority of the members of the Board are replaced during any twelve-month period by directors whose appointment or election is not endorsed by a majority of the Board before the date of appointment or election; or

(d)                 One person (or more than one person acting as a group), acquires (or has acquired during the twelve-month period ending on the date of the most recent acquisition) assets from the Company that have a total gross fair market value equal to or more than 40% of the total gross fair market value of all of the assets of the Company immediately before such acquisition.

Miscellaneous

The 2018 Plan also contains provisions with respect to payment of exercise prices, vesting and expiration of awards, treatment of awards upon the sale of Dynatronics Corporation, transferability of awards, and tax withholding requirements. Various other terms, conditions, and limitations apply, as further described in the 2018 Plan.

New Plan Benefits

It is not possible to state the persons who will receive options or awards under the 2018 Plan in the future or the amount of options or awards that will be granted under the 2018 Plan.

EQUITY COMPENSATION PLANS AT JUNE 30, 2018

Equity Compensation Plans

As of June 30, 2018, we had equity awards outstanding under two plans: the 2005 Dynatronics Equity Incentive Award Plan (the “2005 Plan”) and the 2015 Plan. Outstanding awards under these plans expire (if not exercised) on the expiration date indicated in the respective awards, or, if no expiration date is indicated in such award, on the tenth anniversary of the grant date of the award. Nonqualified and incentive stock options and other awards have been granted under these two plans to our employees, officers, directors and consultants. The Compensation Committee administers these plans.

The following table sets forth information as of June 30, 2018, about these plans and any equity compensation plans that have not been approved by our shareholders under which our equity securities may be issued.

Equity Compensation Plan Information

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted- average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders
2005 Equity Incentive Plan (1)	17,296	$3.81	-
2015 Equity Incentive Plan (2)	174,500	$2.97	162,361
Equity compensation plans not approved by security holders	-	-	600,000
Total	191,796		762,361

(1)
No further awards will be granted under the 2005 Plan.

(2)
Upon the adoption of the 2018 Plan, shares remaining available under the 2015 Plan will become eligible for use under the 2018 Plan or may be used for additional awards under the 2015 Plan prior to the granting of awards under the 2018 Plan, at the discretion of the Compensation Committee.

RELATED-PARTY TRANSACTIONS POLICY AND PROCEDURES

We have adopted a policy that any transactions with directors, executive officers or entities of which they are also officers or directors or in which they have a financial interest, will only be on terms consistent with industry standards and approved by a majority of the disinterested members of our Board of Directors. In addition, interested directors may be counted in determining the presence of a quorum at a meeting of our Board of Directors or a committee thereof that approves such transactions. If there are no disinterested directors, we shall obtain a majority vote of the shareholders approving the transaction.

SHAREHOLDER PROPOSALS FOR 2019 ANNUAL MEETING OF SHAREHOLDERS

Shareholders may submit proposals on matters appropriate for shareholder action at meetings of our shareholders in accordance with Rule 14a-8 promulgated under the Exchange Act. For such proposals to be included in our proxy materials relating to our 2019 Annual Meeting of Shareholders, all applicable requirements of Rule 14a-8 must be satisfied and such proposals must be received by us no later than June 2, 2019. Such proposals should be delivered to Dynatronics Corporation, 7030 Park Centre Drive, Cottonwood Heights, Utah 84121, Attention: Jim Ogilvie, Vice President of Corporate Development, telephone (801) 727-1755.

Our bylaws provide that, except in the case of proposals made in accordance with Rule 14a-8, for shareholder nominations to the Board of Directors or other proposals to be considered at an annual meeting of shareholders, the shareholder must have given timely notice thereof in writing to our Corporate Secretary not less than 60 nor more than 90 calendar days prior to the anniversary of the date on which we first mailed our proxy materials for our immediately preceding annual meeting of shareholders (as specified in the proxy materials for the immediately preceding annual meeting of shareholders). To be timely for the 2019 Annual Meeting of Shareholders, a shareholder’s notice must be delivered or mailed to and received by our Corporate Secretary at our principal executive offices between July 2, 2019 and August 1, 2019. However, in the event that the 2019 Annual Meeting is called for a date that is not within 30 calendar days of the anniversary of date that the 2018 Annual Meeting was called, to be timely, notice by the shareholder must be received by us not later than the close of business on the tenth calendar day following the date on which public announcement of the date of the 2019 Annual Meeting is first made. In no event will the public announcement of an adjournment of an annual meeting of shareholders commence a new time period for the giving of a shareholder’s notice as provided above. A shareholder’s notice to our Corporate Secretary must set forth the information required by the bylaws with respect to each matter the shareholder proposes to bring before the annual meeting.

In addition, the proxy solicited by the Board of Directors for the 2019 Annual Meeting of Shareholders will confer discretionary authority to vote on (i) any proposal presented by a shareholder at that meeting for which we have not been provided with notice on or prior to August 1, 2019, and (ii) any proposal made in accordance with the bylaw provisions, if the 2019 proxy statement briefly describes the matter and how management’s proxy holders intend to vote on it, if the shareholder does not comply with the requirements of Rule 14a-4(c)(2) under the Exchange Act.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials or other Annual Meeting materials with respect to two or more shareholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials or other Annual Meeting materials addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for shareholders and cost savings for companies.

This year, a number of brokers with account holders who are Dynatronics shareholders will be “householding” our proxy materials. A single Notice of Internet Availability of Proxy Materials will be delivered to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice of Internet Availability of Proxy Materials, please notify your broker. Shareholders who currently receive multiple copies of the Notices of Internet Availability of Proxy Materials at their addresses and would like to request “householding” of their communications should contact their brokers.

OTHER MATTERS

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

/s/ David Wirthlin
David Wirthlin
Chief Financial Officer and Corporate Secretary

October 10, 2018

A copy of Dynatronics Corporation’s Annual Report on Form 10-K for the fiscal year ended June 30, 2018, is available without charge upon written request to: Secretary, Dynatronics Corporation, 7030 Park Centre Dr., Cottonwood Heights, Utah 84121.

APPENDIX A
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DYNATRONICS CORPORATION

2018 EQUITY INCENTIVE PLAN
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DYNATRONICS CORPORATION
2018 EQUITY INCENTIVE PLAN

1           Purpose; Eligibility.

1.1           General Purpose. The name of this plan is the Dynatronics Corporation 2018 Equity Incentive Plan (the “Plan”). The purposes of the Plan are to (a) enable Dynatronics Corporation, a Utah corporation (the “Company”), and any Affiliate to attract and retain the types of Employees, Consultants and Directors who will contribute to the Company’s long range success; (b) provide incentives that align the interests of Employees, Consultants and Directors with those of the shareholders of the Company; and (c) promote the success of the Company’s business.

1.2           Eligible Award Recipients. The persons eligible to receive Awards are the Employees, Consultants and Directors of the Company and its Affiliates and such other individuals designated by the Committee who are reasonably expected to become Employees, Consultants and Directors after the receipt of Awards.

1.3           Available Awards. Awards that may be granted under the Plan include: (a) Incentive Stock Options, (b) Non-qualified Stock Options, (c) Stock Appreciation Rights, (d) Restricted Awards, (e) Performance Share Awards, (f) Cash Awards, and (g) Other Equity-Based Awards.

2           Definitions.

“Affiliate” means a corporation or other entity that, directly or through one or more intermediaries, controls, is controlled by or is under common control with, the Company.

“Applicable Laws” means the requirements related to or implicated by the administration of the Plan under applicable state corporate law, United States federal and state securities laws, the Code, any stock exchange or quotation system on which the shares of Common Stock are listed or quoted, and the applicable laws of any foreign country or jurisdiction where Awards are granted under the Plan.

“Award” means any right granted under the Plan, including an Incentive Stock Option, a Non-qualified Stock Option, a Stock Appreciation Right, a Restricted Award, a Performance Share Award, a Cash Award, or an Other Equity-Based Award.

“Award Agreement” means a written agreement, contract, certificate or other instrument or document evidencing the terms and conditions of an individual Award granted under the Plan which may, in the discretion of the Company, be transmitted electronically to any Participant. Each Award Agreement shall be subject to the terms and conditions of the Plan.

“Board” means the Board of Directors of the Company, as constituted at any time.

“Cash Award” means an Award denominated in cash that is granted under Section 7.4 of the Plan.

“Cause” means

(a)           With respect to any Employee or Consultant, unless the applicable Award Agreement states otherwise:

(i)           If the Employee or Consultant is a party to an employment or service agreement with the Company or its Affiliates and such agreement provides for a definition of Cause, the definition contained therein; or

(ii)           If no such agreement exists, or if such agreement does not define Cause: (1) the commission of, or plea of guilty or no contest to, a felony or a crime involving moral turpitude or the commission of any other act involving willful malfeasance or material fiduciary breach with respect to the Company or an Affiliate; (2) conduct that results in or is reasonably likely to result in harm to the reputation or business of the Company or any of its Affiliates; (3) gross negligence or willful misconduct with respect to the Company or an Affiliate; or (4) material violation of state or federal securities laws.

(b)           With respect to any Director, unless the applicable Award Agreement states otherwise, a determination by a majority of the disinterested Board members that the Director has engaged in any of the following:

(i)           malfeasance in office;

(ii)           gross misconduct or neglect;

(iii)           false or fraudulent misrepresentation inducing the director’s appointment;

(iv)           willful conversion of corporate funds; or

(v)           repeated failure to participate in Board meetings on a regular basis despite having received proper notice of the meetings in advance.

The Committee, in its absolute discretion, shall determine the effect of all matters and questions relating to whether a Participant has been discharged for Cause.

“Change in Control”

(a)           One Person (or more than one Person acting as a group) acquires ownership of stock of the Company that, together with the stock held by such person or group, constitutes more than 50% of the total fair market value or total voting power of the stock of the Company; provided, that, a Change in Control shall not occur if any Person (or more than one Person acting as a group) owns more than 50% of the total fair market value or total voting power of the Company’s stock and acquires additional stock;

(b)           One Person (or more than one Person acting as a group) acquires (or has acquired during the twelve-month period ending on the date of the most recent acquisition) ownership of the Company’s stock possessing 30% or more of the total voting power of the stock of such corporation;

(c)           A majority of the members of the Board are replaced during any twelve-month period by directors whose appointment or election is not endorsed by a majority of the Board before the date of appointment or election; or

(d)           One Person (or more than one Person acting as a group), acquires (or has acquired during the twelve-month period ending on the date of the most recent acquisition) assets from the Company that have a total gross fair market value equal to or more than 40% of the total gross fair market value of all of the assets of the Company immediately before such acquisition.

“Code” means the Internal Revenue Code of 1986, as it may be amended from time to time. Any reference to a section of the Code shall be deemed to include a reference to any regulations promulgated thereunder.

“Committee” means a committee of one or more members of the Board appointed by the Board to administer the Plan in accordance with Section 3.3 and Section 3.4.

“Common Stock” means the common stock, no par value per share, of the Company, or such other securities of the Company as may be designated by the Committee from time to time in substitution thereof.

“Company” means Dynatronics Corporation a Utah corporation, and any successor thereto.

“Consultant” means any individual or entity which performs bona fide services to the Company or an Affiliate, other than as an Employee or Director, and who may be offered securities registerable pursuant to a registration statement on Form S-8 under the Securities Act.

“Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Employee, Consultant or Director, is not interrupted or terminated. The Participant’s Continuous Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Consultant or Director or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s Continuous Service; provided further that if any Award is subject to Section 409A of the Code, this sentence shall only be given effect to the extent consistent with Section 409A of the Code. For example, a change in status from an Employee of the Company to a Director of an Affiliate will not constitute an interruption of Continuous Service. The Committee or its delegate, in its sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of any leave of absence approved by that party, including sick leave, military leave or any other personal or family leave of absence. The Committee or its delegate, in its sole discretion, may determine whether a Company transaction, such as a sale or spin-off of a division or subsidiary that employs a Participant, shall be deemed to result in a termination of Continuous Service for purposes of affected Awards, and such decision shall be final, conclusive and binding.

“Deferred Stock Units (DSUs)” has the meaning set forth in Section 7.2 hereof.

“Director” means a member of the Board.

“Disability” means, unless the applicable Award Agreement says otherwise, that the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment; provided, however, for purposes of determining the term of an Incentive Stock Option pursuant to Section 6.10 hereof, the term Disability shall have the meaning ascribed to it under Section 22(e)(3) of the Code. The determination of whether an individual has a Disability shall be determined under procedures established by the Committee. Except in situations where the Committee is determining Disability for purposes of the term of an Incentive Stock Option pursuant to Section 6.10 hereof within the meaning of Section 22(e)(3) of the Code, the Committee may rely on any determination that a Participant is disabled for purposes of benefits under any long-term disability plan maintained by the Company or any Affiliate in which a Participant participates.

“Disqualifying Disposition” has the meaning set forth in Section 14.12.

“Effective Date” shall mean the date that the Company’s shareholders approve this Plan if such shareholder approval occurs before the first anniversary of the date the Plan is adopted by the Board.

“Employee” means any person, including an Officer or Director, employed by the Company or an Affiliate; provided, that, for purposes of determining eligibility to receive Incentive Stock Options, an Employee shall mean an employee of the Company or a parent or subsidiary corporation within the meaning of Section 424 of the Code. Mere service as a Director or payment of a director’s fee by the Company or an Affiliate shall not be sufficient to constitute “employment” by the Company or an Affiliate.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” means, as of any date, the value of the Common Stock as determined below. If the Common Stock is listed on any established stock exchange or a national market system, including without limitation, the New York Stock Exchange or the NASDAQ Stock Market, the Fair Market Value shall be the closing price of a share of Common Stock (or if no sales were reported the closing price on the date immediately preceding such date) as quoted on such exchange or system on the day of determination, as reported in the Wall Street Journal. In the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Committee and such determination shall be conclusive and binding on all persons.

“Fiscal Year” means the Company’s fiscal year, ending June 30.

“Free Standing Rights” has the meaning set forth in Section 7.1(a).

“Good Reason” means, unless the applicable Award Agreement states otherwise:

(a) If an Employee or Consultant is a party to an employment or service agreement with the Company or its Affiliates and such agreement provides for a definition of Good Reason, the definition contained therein; or

(b) If no such agreement exists or if such agreement does not define Good Reason, the occurrence of one or more of the following without the Participant’s express written consent, which circumstances are not remedied by the Company within thirty (30) days of its receipt of a written notice from the Participant describing the applicable circumstances (which notice must be provided by the Participant within ninety (90) days of the Participant’s knowledge of the applicable circumstances): (i) any material, adverse change in the Participant’s duties, responsibilities, authority, title, status or reporting structure; (ii) a material reduction in the Participant’s base salary or bonus opportunity; or (iii) a geographical relocation of the Participant’s principal office location by more than fifty (50) miles.

“Grant Date” means the date on which the Committee adopts a resolution, or takes other appropriate action, expressly granting an Award to a Participant that specifies the key terms and conditions of the Award or, if a later date is set forth in such resolution, then such date as is set forth in such resolution.

“Incentive Stock Option” means an Option that is designated by the Committee as an incentive stock option within the meaning of Section 422 of the Code and that meets the requirements set out in the Plan.

“Non-Employee Director” means a Director who is a “non-employee director” within the meaning of Rule 16b-3.

“Non-qualified Stock Option” means an Option that by its terms does not qualify or is not intended to qualify as an Incentive Stock Option.

“Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

“Option” means an Incentive Stock Option or a Non-qualified Stock Option granted pursuant to the Plan.

“Optionholder” means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.

“Option Exercise Price” means the price at which a share of Common Stock may be purchased upon the exercise of an Option.

“Other Equity-Based Award” means an Award that is not an Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, or Performance Share Award that is granted under Section 7.4 and is payable by delivery of Common Stock and/or which is measured by reference to the value of Common Stock.

“Participant” means an eligible person to whom an Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Award.

“Performance Goals” means, for a Performance Period, the one or more goals established by the Committee for the Performance Period based upon business criteria or other performance measures determined by the Committee in its discretion.

“Performance Period” means the one or more periods of time, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to and the payment of a Performance Share Award or a Cash Award.

“Performance Share Award” means any Award granted pursuant to Section 7.3 hereof.

“Performance Share” means the grant of a right to receive a number of actual shares of Common Stock or share units based upon the performance of the Company during a Performance Period, as determined by the Committee.

“Permitted Transferee” means: (a) a member of the Optionholder’s immediate family (child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships), any person sharing the Optionholder’s household (other than a tenant or employee), a trust in which these persons have more than 50% of the beneficial interest, a foundation in which these persons (or the Optionholder) control the management of assets, and any other entity in which these persons (or the Optionholder) own more than 50% of the voting interests; (b) third parties designated by the Committee in connection with a program established and approved by the Committee pursuant to which Participants may receive a cash payment or other consideration in consideration for the transfer of a Non-qualified Stock Option; and (c) such other transferees as may be permitted by the Committee in its sole discretion.

“Person” means a person as defined in Section 13(d)(3) of the Exchange Act.

“Plan” means this Dynatronics Corporation 2019 Equity Incentive Plan, as amended and/or amended and restated from time to time.

“Related Rights” has the meaning set forth in Section 7.1(a).

“Restricted Award” means any Award granted pursuant to Section 7.2(a).

“Restricted Period” has the meaning set forth in Section 7.2(a).

“Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

“Securities Act” means the Securities Act of 1933, as amended.

“Stock Appreciation Right” means the right pursuant to an Award granted under Section 7.1 to receive, upon exercise, an amount payable in cash or shares equal to the number of shares subject to the Stock Appreciation Right that is being exercised multiplied by the excess of (a) the Fair Market Value of a share of Common Stock on the date the Award is exercised, over (b) the exercise price specified in the Stock Appreciation Right Award Agreement.

“Stock for Stock Exchange” has the meaning set forth in Section 6.4.

“Substitute Award” has the meaning set forth in Section 4.6.

“Ten Percent Shareholder” means a person who owns (or is deemed to own pursuant to Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of any of its Affiliates.

“Total Share Reserve” has the meaning set forth in Section 4.1.

3 Administration.

3.1 Authority of Committee. The Plan shall be administered by the Committee or, in the Board’s sole discretion, by the Board. Subject to the terms of the Plan, the Committee’s charter and Applicable Laws, and in addition to other express powers and authorization conferred by the Plan, the Committee shall have the authority:

(a) to construe and interpret the Plan and apply its provisions;

(b) to promulgate, amend, and rescind rules and regulations relating to the administration of the Plan;

(c) to authorize any person to execute, on behalf of the Company, any instrument required to carry out the purposes of the Plan;

(d) to delegate its authority to one or more Officers of the Company with respect to Awards that do not involve “insiders” within the meaning of Section 16 of the Exchange Act;

(e) to determine when Awards are to be granted under the Plan and the applicable Grant Date;

(f) from time to time to select, subject to the limitations set forth in this Plan, those eligible Award recipients to whom Awards shall be granted;

(g) to determine the number of shares of Common Stock to be made subject to each Award;

(h) to determine whether each Option is to be an Incentive Stock Option or a Non-qualified Stock Option;

(i) to prescribe the terms and conditions of each Award, including, without limitation, the exercise price and medium of payment and vesting provisions, and to specify the provisions of the Award Agreement relating to such grant;

(j) to determine the target number of Performance Shares to be granted pursuant to a Performance Share Award, the performance measures that will be used to establish the Performance Goals, the Performance Period(s) and the number of Performance Shares earned by a Participant;

(k) to amend any outstanding Awards, including for the purpose of modifying the time or manner of vesting, or the term of any outstanding Award; provided, however, that if any such amendment impairs a Participant’s rights or increases a Participant’s obligations under his or her Award or creates or increases a Participant’s federal income tax liability with respect to an Award, such amendment shall also be subject to the Participant’s consent;

(l) to determine the duration and purpose of leaves of absences which may be granted to a Participant without constituting termination of their employment for purposes of the Plan, which periods shall be no shorter than the periods generally applicable to Employees under the Company’s employment policies;

(m) to make decisions with respect to outstanding Awards that may become necessary upon a change in corporate control or an event that triggers anti-dilution adjustments;

(n) to interpret, administer, reconcile any inconsistency in, correct any defect in and/or supply any omission in the Plan and any instrument or agreement relating to, or Award granted under, the Plan; and

(o) to exercise discretion to make any and all other determinations which it determines to be necessary or advisable for the administration of the Plan.

The Committee also may modify the purchase price or the exercise price of any outstanding Award, provided that if the modification effects a repricing, shareholder approval shall be required before the repricing is effective.

3.2 Committee Decisions Final. All decisions made by the Committee pursuant to the provisions of the Plan shall be final and binding on the Company and the Participants, unless such decisions are determined by a court having jurisdiction to be arbitrary and capricious.

3.3 Delegation. The Committee or, if no Committee has been appointed, the Board may delegate administration of the Plan to a committee or committees of one or more members of the Board, and the term “Committee” shall apply to any person or persons to whom such authority has been delegated. The Committee shall have the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board or the Committee shall thereafter be to the committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan. The members of the Committee shall be appointed by and serve at the pleasure of the Board. From time to time, the Board may increase or decrease the size of the Committee, add additional members to, remove members (with or without cause) from, appoint new members in substitution therefor, and fill vacancies, however caused, in the Committee. The Committee shall act pursuant to a vote of the majority of its members or, in the case of a Committee comprised of only two members, the unanimous consent of its members, whether present or not, or by the written consent of the majority of its members and minutes shall be kept of all of its meetings and copies thereof shall be provided to the Board. Subject to the limitations prescribed by the Plan and the Board, the Committee may establish and follow such rules and regulations for the conduct of its business as it may determine to be advisable.

3.4 Committee Composition. Except as otherwise determined by the Board, the Committee shall consist solely of two or more Non-Employee Directors. The Board shall have discretion to determine whether or not it intends to comply with the exemption requirements of Rule 16b-3. However, if the Board intends to satisfy such exemption requirements, with respect to any insider subject to Section 16 of the Exchange Act, the Committee shall be a compensation committee of the Board that at all times consists solely of two or more Non-Employee Directors. Within the scope of such authority, the Board or the Committee may delegate to a committee of one or more members of the Board who are not Non-Employee Directors the authority to grant Awards to eligible persons who are not then subject to Section 16 of the Exchange Act. Nothing herein shall create an inference that an Award is not validly granted under the Plan in the event Awards are granted under the Plan by a compensation committee of the Board that does not at all times consist solely of two or more Non-Employee Directors.

3.5 Indemnification. In addition to such other rights of indemnification as they may have as Directors or members of the Committee, and to the extent allowed by Applicable Laws, the Committee shall be indemnified by the Company against the reasonable expenses, including attorney’s fees, actually incurred in connection with any action, suit or proceeding or in connection with any appeal therein, to which the Committee may be party by reason of any action taken or failure to act under or in connection with the Plan or any Award granted under the Plan, and against all amounts paid by the Committee in settlement thereof (provided, however, that the settlement has been approved by the Company, which approval shall not be unreasonably withheld) or paid by the Committee in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Committee did not act in good faith and in a manner which such person reasonably believed to be in the best interests of the Company, or in the case of a criminal proceeding, had no reason to believe that the conduct complained of was unlawful; provided, however, that within 60 days after the institution of any such action, suit or proceeding, such Committee shall, in writing, offer the Company the opportunity at its own expense to handle and defend such action, suit or proceeding.

4 Shares Subject to the Plan.

4.1 Total Share Reserve. Subject to adjustment in accordance with Section 11, no more than Six Hundred Thousand (600,000) shares of Common Stock plus the number of shares of Common Stock underlying any award granted under the Dynatronics Corporation 2015 Equity Incentive Award Plan (the “Prior Plan”) that expires, terminates or is canceled or forfeited under the terms of the Prior Plan shall be available for the grant of Awards under the Plan (the “Total Share Reserve”). Any shares of Common Stock granted in connection with Options and Stock Appreciation Rights shall be counted against this limit as one (1) share for every one (1) Option or Stock Appreciation Right awarded. Any shares of Common Stock granted in connection with Awards other than Options and Stock Appreciation Rights shall be counted against this limit as one (1) share of Common Stock for every one (1) share of Common Stock granted in connection with such Award. During the terms of the Awards, the Company shall keep available at all times the number of shares of Common Stock required to satisfy such Awards.

4.2 Shares Available for Distribution. Shares of Common Stock available for distribution under the Plan may consist, in whole or in part, of authorized and unissued shares, treasury shares or shares reacquired by the Company in any manner.

4.3 Incentive Stock Option Share Limit. Subject to adjustment in accordance with Section 11, no more than Six Hundred Thousand (600,000) shares of Common Stock may be issued in the aggregate pursuant to the exercise of Incentive Stock Options (the “ISO Limit”).

4.4 Single Fiscal Year Share Limit. The maximum number of shares of Common Stock subject to Awards granted during a single Fiscal Year to any Director, together with any cash fees paid to such Director during the Fiscal Year shall not exceed a total value of $300,000 (calculating the value of any Awards based on the grant date fair value for financial reporting purposes).

4.5 Treatment of Canceled, Forfeited, or Terminated Award Shares. Any shares of Common Stock subject to an Award that expires or is canceled, forfeited, or terminated without issuance of the full number of shares of Common Stock to which the Award related will again be available for issuance under the Plan. Any shares of Common Stock that again become available for future grants pursuant to this Section 4.5 shall be added back as one (1) share if such shares were subject to Options or Stock Appreciation Rights and as one (1) share if such shares were subject to other Awards. Notwithstanding anything to the contrary contained herein: shares subject to an Award under the Plan shall not again be made available for issuance or delivery under the Plan if such shares are (a) shares tendered in payment of an Option, (b) shares delivered or withheld by the Company to satisfy any tax withholding obligation, or (c) shares covered by a stock-settled Stock Appreciation Right or other Awards that were not issued upon the settlement of the Award.

4.6 Substitute Awards. Awards may, in the sole discretion of the Committee, be granted under the Plan in assumption of, or in substitution for, outstanding awards previously granted by an entity acquired by the Company or with which the Company combines (“Substitute Awards”). Substitute Awards shall not be counted against the Total Share Reserve; provided, that, Substitute Awards issued in connection with the assumption of, or in substitution for, outstanding options intended to qualify as Incentive Stock Options shall be counted against the ISO Limit. Subject to applicable stock exchange requirements, available shares under a shareholder-approved plan of an entity directly or indirectly acquired by the Company or with which the Company combines (as appropriately adjusted to reflect such acquisition or transaction) may be used for Awards under the Plan and shall not count toward the Total Share Limit.

5 Eligibility.

5.1 Eligibility for Specific Awards. Incentive Stock Options may be granted only to Employees. Awards other than Incentive Stock Options may be granted to Employees, Consultants and Directors and those individuals whom the Committee determines are reasonably expected to become Employees, Consultants and Directors following the Grant Date.

5.2 Ten Percent Shareholders. A Ten Percent Shareholder shall not be granted an Incentive Stock Option unless the Option Exercise Price is at least 110% of the Fair Market Value of the Common Stock on the Grant Date and the Option is not exercisable after the expiration of five years from the Grant Date.

2 Option Provisions. Each Option granted under the Plan shall be evidenced by an Award Agreement. Each Option so granted shall be subject to the conditions set forth in this Section 6, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award Agreement. All Options shall be separately designated Incentive Stock Options or Non-qualified Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates will be issued for shares of Common Stock purchased on exercise of each type of Option. Notwithstanding the foregoing, the Company shall have no liability to any Participant or any other person if an Option designated as an Incentive Stock Option fails to qualify as such at any time or if an Option is determined to constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code and the terms of such Option do not satisfy the requirements of Section 409A of the Code. The provisions of separate Options need not be identical, but each Option shall include (through incorporation of provisions hereof by reference in the Option or otherwise) the substance of each of the following provisions:

6.1 Term. Subject to the provisions of Section 5.2 regarding Ten Percent Shareholders, no Incentive Stock Option shall be exercisable after the expiration of 10 years from the Grant Date. The term of a Non-qualified Stock Option granted under the Plan shall be determined by the Committee; provided, however, no Non-qualified Stock Option shall be exercisable after the expiration of 10 years from the Grant Date.

6.2 Exercise Price of an Incentive Stock Option. Subject to the provisions of Section 5.2 regarding Ten Percent Shareholders, the Option Exercise Price of each Incentive Stock Option shall be not less than 100% of the Fair Market Value of the Common Stock subject to the Option on the Grant Date. Notwithstanding the foregoing, an Incentive Stock Option may be granted with an Option Exercise Price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code.

6.3 Exercise Price of a Non-qualified Stock Option. The Option Exercise Price of each Non-qualified Stock Option shall be not less than 100% of the Fair Market Value of the Common Stock subject to the Option on the Grant Date. Notwithstanding the foregoing, a Non-qualified Stock Option may be granted with an Option Exercise Price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 409A of the Code.

6.4 Consideration. The Option Exercise Price of Common Stock acquired pursuant to an Option shall be paid, to the extent permitted by applicable statutes and regulations, either (a) in cash or by certified or bank check at the time the Option is exercised or (b) in the discretion of the Committee, upon such terms as the Committee shall approve, the Option Exercise Price may be paid: (i) by delivery to the Company of other Common Stock, duly endorsed for transfer to the Company, with a Fair Market Value on the date of delivery equal to the Option Exercise Price (or portion thereof) due for the number of shares being acquired, or by means of attestation whereby the Participant identifies for delivery specific shares of Common Stock that have an aggregate Fair Market Value on the date of attestation equal to the Option Exercise Price (or portion thereof) and receives a number of shares of Common Stock equal to the difference between the number of shares thereby purchased and the number of identified attestation shares of Common Stock (a “Stock for Stock Exchange”); (ii) a “cashless” exercise program established with a broker; (iii) by reduction in the number of shares of Common Stock otherwise deliverable upon exercise of such Option with a Fair Market Value equal to the aggregate Option Exercise Price at the time of exercise; (iv) by any combination of the foregoing methods; or (v) in any other form of legal consideration that may be acceptable to the Committee. Unless otherwise specifically provided in the Option, the exercise price of Common Stock acquired pursuant to an Option that is paid by delivery (or attestation) to the Company of other Common Stock acquired, directly or indirectly from the Company, shall be paid only by shares of the Common Stock of the Company that have been held for more than six months (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes). Notwithstanding the foregoing, during any period for which the Common Stock is publicly traded (i.e., the Common Stock is listed on any established stock exchange or a national market system) an exercise by a Director or Officer that involves or may involve a direct or indirect extension of credit or arrangement of an extension of credit by the Company, directly or indirectly, in violation of Section 402(a) of the Sarbanes-Oxley Act of 2002 shall be prohibited with respect to any Award under this Plan.

6.5 Transferability of an Incentive Stock Option. An Incentive Stock Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder. Notwithstanding the foregoing, the Optionholder may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option.

6.6 Transferability of a Non-qualified Stock Option. A Non-qualified Stock Option may, in the sole discretion of the Committee, be transferable to a Permitted Transferee, upon written approval by the Committee to the extent provided in the Award Agreement. If the Non-qualified Stock Option does not provide for transferability, then the Non-qualified Stock Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder. Notwithstanding the foregoing, the Optionholder may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option.

6.7 Vesting of Options. Each Option may, but need not, vest and therefore become exercisable in periodic installments that may, but need not, be equal. The Option may be subject to such other terms and conditions on the time or times when it may be exercised (which may be based on performance or other criteria) as the Committee may deem appropriate. The vesting provisions of individual Options may vary. No Option may be exercised for a fraction of a share of Common Stock. The Committee may, but shall not be required to, provide for an acceleration of vesting and exercisability in the terms of any Award Agreement upon the occurrence of a specified event.

6.8 Termination of Continuous Service. Unless otherwise provided in an Award Agreement or in an employment agreement the terms of which have been approved by the Committee, in the event an Optionholder’s Continuous Service terminates (other than upon the Optionholder’s death or Disability), the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination) but only within such period of time ending on the earlier of (a) the date three months following the termination of the Optionholder’s Continuous Service or (b) the expiration of the term of the Option as set forth in the Award Agreement; provided that, if the termination of Continuous Service is by the Company for Cause, all outstanding Options (whether or not vested) shall immediately terminate and cease to be exercisable. If, after termination, the Optionholder does not exercise his or her Option within the time specified in the Award Agreement, the Option shall terminate.

6.9 Extension of Termination Date. An Optionholder’s Award Agreement may also provide that if the exercise of the Option following the termination of the Optionholder’s Continuous Service for any reason would be prohibited at any time because the issuance of shares of Common Stock would violate the registration requirements under the Securities Act or any other state or federal securities law or the rules of any securities exchange or interdealer quotation system, then the Option shall terminate on the earlier of (a) the expiration of the term of the Option in accordance with Section 6.1 or (b) the expiration of a period after termination of the Participant’s Continuous Service that is three months after the end of the period during which the exercise of the Option would be in violation of such registration or other securities law requirements.

6.10 Disability of Optionholder. Unless otherwise provided in an Award Agreement, in the event that an Optionholder’s Continuous Service terminates as a result of the Optionholder’s Disability, the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination), but only within such period of time ending on the earlier of (a) the date 12 months following such termination or (b) the expiration of the term of the Option as set forth in the Award Agreement. If, after termination, the Optionholder does not exercise his or her Option within the time specified herein or in the Award Agreement, the Option shall terminate.

6.11 Death of Optionholder. Unless otherwise provided in an Award Agreement, in the event an Optionholder’s Continuous Service terminates as a result of the Optionholder’s death, then the Option may be exercised (to the extent the Optionholder was entitled to exercise such Option as of the date of death) by the Optionholder’s estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the Option upon the Optionholder’s death, but only within the period ending on the earlier of (a) the date 12 months following the date of death or (b) the expiration of the term of such Option as set forth in the Award Agreement. If, after the Optionholder’s death, the Option is not exercised within the time specified herein or in the Award Agreement, the Option shall terminate.

6.12 Incentive Stock Option $100,000 Limitation. To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionholder during any calendar year (under all plans of the Company and its Affiliates) exceeds $100,000, the Options or portions thereof which exceed such limit (according to the order in which they were granted) shall be treated as Non-qualified Stock Options.

3 Provisions of Awards Other Than Options.

7.1 Stock Appreciation Rights.

(a) General. Each Stock Appreciation Right granted under the Plan shall be evidenced by an Award Agreement. Each Stock Appreciation Right so granted shall be subject to the conditions set forth in this Section 7.1, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award Agreement. Stock Appreciation Rights may be granted alone (“Free Standing Rights”) or in tandem with an Option granted under the Plan (“Related Rights”).

(b) Grant Requirements. Any Related Right that relates to a Non-qualified Stock Option may be granted at the same time the Option is granted or at any time thereafter but before the exercise or expiration of the Option. Any Related Right that relates to an Incentive Stock Option must be granted at the same time the Incentive Stock Option is granted.

(c) Term of Stock Appreciation Rights. The term of a Stock Appreciation Right granted under the Plan shall be determined by the Committee; provided, however, no Stock Appreciation Right shall be exercisable later than the tenth anniversary of the Grant Date.

(d) Vesting of Stock Appreciation Rights. Each Stock Appreciation Right may, but need not, vest and therefore become exercisable in periodic installments that may, but need not, be equal. The Stock Appreciation Right may be subject to such other terms and conditions on the time or times when it may be exercised as the Committee may deem appropriate. The vesting provisions of individual Stock Appreciation Rights may vary. No Stock Appreciation Right may be exercised for a fraction of a share of Common Stock. The Committee may, but shall not be required to, provide for an acceleration of vesting and exercisability in the terms of any Stock Appreciation Right upon the occurrence of a specified event.

(e) Exercise and Payment. Upon exercise of a Stock Appreciation Right, the holder shall be entitled to receive from the Company an amount equal to the number of shares of Common Stock subject to the Stock Appreciation Right that is being exercised multiplied by the excess of (i) the Fair Market Value of a share of Common Stock on the date the Award is exercised, over (ii) the exercise price specified in the Stock Appreciation Right or related Option. Payment with respect to the exercise of a Stock Appreciation Right shall be made on the date of exercise. Payment shall be made in the form of shares of Common Stock (with or without restrictions as to substantial risk of forfeiture and transferability, as determined by the Committee in its sole discretion), cash or a combination thereof, as determined by the Committee.

(f) Exercise Price. The exercise price of a Free Standing Right shall be determined by the Committee, but shall not be less than 100% of the Fair Market Value of one share of Common Stock on the Grant Date of such Stock Appreciation Right. A Related Right granted simultaneously with or subsequent to the grant of an Option and in conjunction therewith or in the alternative thereto shall have the same exercise price as the related Option, shall be transferable only upon the same terms and conditions as the related Option, and shall be exercisable only to the same extent as the related Option; provided, however, that a Stock Appreciation Right, by its terms, shall be exercisable only when the Fair Market Value per share of Common Stock subject to the Stock Appreciation Right and related Option exceeds the exercise price per share thereof and no Stock Appreciation Rights may be granted in tandem with an Option unless the Committee determines that the requirements of Section 7.1(b) are satisfied.

(g) Reduction in the Underlying Option Shares. Upon any exercise of a Related Right, the number of shares of Common Stock for which any related Option shall be exercisable shall be reduced by the number of shares for which the Stock Appreciation Right has been exercised. The number of shares of Common Stock for which a Related Right shall be exercisable shall be reduced upon any exercise of any related Option by the number of shares of Common Stock for which such Option has been exercised.

7.2 Restricted Awards.

(a) General. A Restricted Award is an Award of actual shares of Common Stock (“Restricted Stock”) or hypothetical Common Stock units (“Restricted Stock Units”) having a value equal to the Fair Market Value of an identical number of shares of Common Stock, which may, but need not, provide that such Restricted Award may not be sold, assigned, transferred or otherwise disposed of, pledged or hypothecated as collateral for a loan or as security for the performance of any obligation or for any other purpose for such period (the “Restricted Period”) as the Committee shall determine. Each Restricted Award granted under the Plan shall be evidenced by an Award Agreement. Each Restricted Award so granted shall be subject to the conditions set forth in this Section 7.2, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award Agreement.

(b) Restricted Stock and Restricted Stock Units.

(i) Each Participant granted Restricted Stock shall execute and deliver to the Company an Award Agreement with respect to the Restricted Stock setting forth the restrictions and other terms and conditions applicable to such Restricted Stock. If the Committee determines that the Restricted Stock shall be held by the Company or in escrow rather than delivered to the Participant pending the release of the applicable restrictions, the Committee may require the Participant to additionally execute and deliver to the Company (A) an escrow agreement satisfactory to the Committee, if applicable and (B) the appropriate blank stock power with respect to the Restricted Stock covered by such agreement. If a Participant fails to execute an agreement evidencing an Award of Restricted Stock and, if applicable, an escrow agreement and stock power, the Award shall be null and void. Subject to the restrictions set forth in the Award, the Participant generally shall have the rights and privileges of a shareholder as to such Restricted Stock, including the right to vote such Restricted Stock and the right to receive dividends; provided that, any cash dividends and stock dividends with respect to the Restricted Stock shall be withheld by the Company for the Participant’s account, and interest may be credited on the amount of the cash dividends withheld at a rate and subject to such terms as determined by the Committee. The cash dividends or stock dividends so withheld by the Committee and attributable to any particular share of Restricted Stock (and earnings thereon, if applicable) shall be distributed to the Participant in cash or, at the discretion of the Committee, in shares of Common Stock having a Fair Market Value equal to the amount of such dividends, if applicable, upon the release of restrictions on such share and, if such share is forfeited, the Participant shall have no right to such dividends.

(ii) The terms and conditions of a grant of Restricted Stock Units shall be reflected in an Award Agreement. No shares of Common Stock shall be issued at the time a Restricted Stock Unit is granted, and the Company will not be required to set aside funds for the payment of any such Award. A Participant shall have no voting rights with respect to any Restricted Stock Units granted hereunder. The Committee may also grant Restricted Stock Units with a deferral feature, whereby settlement is deferred beyond the vesting date until the occurrence of a future payment date or event set forth in an Award Agreement (“Deferred Stock Units”). At the discretion of the Committee, each Restricted Stock Unit or Deferred Stock Unit (representing one share of Common Stock) may be credited with an amount equal to the cash and stock dividends paid by the Company in respect of one share of Common Stock (“Dividend Equivalents”). Dividend Equivalents shall be withheld by the Company and credited to the Participant’s account, and interest may be credited on the amount of cash Dividend Equivalents credited to the Participant’s account at a rate and subject to such terms as determined by the Committee. Dividend Equivalents credited to a Participant’s account and attributable to any particular Restricted Stock Unit or Deferred Stock Unit (and earnings thereon, if applicable) shall be distributed in cash or, at the discretion of the Committee, in shares of Common Stock having a Fair Market Value equal to the amount of such Dividend Equivalents and earnings, if applicable, to the Participant upon settlement of such Restricted Stock Unit or Deferred Stock Unit and, if such Restricted Stock Unit or Deferred Stock Unit is forfeited, the Participant shall have no right to such Dividend Equivalents.

(c) Restrictions.

(i) Restricted Stock awarded to a Participant shall be subject to the following restrictions until the expiration of the Restricted Period, and to such other terms and conditions as may be set forth in the applicable Award Agreement: (A) if an escrow arrangement is used, the Participant shall not be entitled to delivery of the stock certificate; (B) the shares shall be subject to the restrictions on transferability set forth in the Award Agreement; (C) the shares shall be subject to forfeiture to the extent provided in the applicable Award Agreement; and (D) to the extent such shares are forfeited, the stock certificates shall be returned to the Company, and all rights of the Participant to such shares and as a shareholder with respect to such shares shall terminate without further obligation on the part of the Company.

(ii) Restricted Stock Units and Deferred Stock Units awarded to any Participant shall be subject to (A) forfeiture until the expiration of the Restricted Period, and satisfaction of any applicable Performance Goals during such period, to the extent provided in the applicable Award Agreement, and to the extent such Restricted Stock Units or Deferred Stock Units are forfeited, all rights of the Participant to such Restricted Stock Units or Deferred Stock Units shall terminate without further obligation on the part of the Company and (B) such other terms and conditions as may be set forth in the applicable Award Agreement.

(iii) The Committee shall have the authority to remove any or all of the restrictions on the Restricted Stock, Restricted Stock Units and Deferred Stock Units whenever it may determine that, by reason of changes in Applicable Laws or other changes in circumstances arising after the date the Restricted Stock or Restricted Stock Units or Deferred Stock Units are granted, such action is appropriate.

(d) Restricted Period. With respect to Restricted Awards, the Restricted Period shall commence on the Grant Date and end at the time or times set forth on a schedule established by the Committee in the applicable Award Agreement. No Restricted Award may be granted or settled for a fraction of a share of Common Stock. The Committee may, but shall not be required to, provide for an acceleration of vesting in the terms of any Award Agreement upon the occurrence of a specified event.

(e) Delivery of Restricted Stock and Settlement of Restricted Stock Units. Upon the expiration of the Restricted Period with respect to any shares of Restricted Stock, the restrictions set forth in Section 7.2(c) and the applicable Award Agreement shall be of no further force or effect with respect to such shares, except as set forth in the applicable Award Agreement. If an escrow arrangement is used, upon such expiration, the Company shall deliver to the Participant, or his or her beneficiary, without charge, the stock certificate evidencing the shares of Restricted Stock which have not then been forfeited and with respect to which the Restricted Period has expired (to the nearest full share) and any cash dividends or stock dividends credited to the Participant’s account with respect to such Restricted Stock and the interest thereon, if any. Upon the expiration of the Restricted Period with respect to any outstanding Restricted Stock Units, or at the expiration of the deferral period with respect to any outstanding Deferred Stock Units, the Company shall deliver to the Participant, or his or her beneficiary, without charge, one share of Common Stock for each such outstanding vested Restricted Stock Unit or Deferred Stock Unit (“Vested Unit”) and cash equal to any Dividend Equivalents credited with respect to each such Vested Unit in accordance with Section 7.2(b)(ii) hereof and the interest thereon or, at the discretion of the Committee, in shares of Common Stock having a Fair Market Value equal to such Dividend Equivalents and the interest thereon, if any; provided, however, that, if explicitly provided in the applicable Award Agreement, the Committee may, in its sole discretion, elect to pay cash or part cash and part Common Stock in lieu of delivering only shares of Common Stock for Vested Units. If a cash payment is made in lieu of delivering shares of Common Stock, the amount of such payment shall be equal to the Fair Market Value of the Common Stock as of the date on which the Restricted Period lapsed in the case of Restricted Stock Units, or the delivery date in the case of Deferred Stock Units, with respect to each Vested Unit.

(f) Stock Restrictions. Each certificate representing Restricted Stock awarded under the Plan shall bear a legend in such form as the Company deems appropriate.

7.3 Performance Share Awards.

(a) Grant of Performance Share Awards. Each Performance Share Award granted under the Plan shall be evidenced by an Award Agreement. Each Performance Share Award so granted shall be subject to the conditions set forth in this Section 7.3, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award Agreement. The Committee shall have the discretion to determine: (i) the number of shares of Common Stock or stock-denominated units subject to a Performance Share Award granted to any Participant; (ii) the Performance Period applicable to any Award; (iii) the conditions that must be satisfied for a Participant to earn an Award; and (iv) the other terms, conditions and restrictions of the Award.

(b) Earning Performance Share Awards. The number of Performance Shares earned by a Participant will depend on the extent to which the performance goals established by the Committee are attained within the applicable Performance Period, as determined by the Committee.

7.4 Other Equity-Based Awards and Cash Awards. The Committee may grant Other Equity-Based Awards, either alone or in tandem with other Awards, in such amounts and subject to such conditions as the Committee shall determine in its sole discretion. Each Equity-Based Award shall be evidenced by an Award Agreement and shall be subject to such conditions, not inconsistent with the Plan, as may be reflected in the applicable Award Agreement. The Committee may grant Cash Awards in such amounts and subject to such Performance Goals, other vesting conditions, and such other terms as the Committee determines in its discretion. Cash Awards shall be evidenced in such form as the Committee may determine.

4 Securities Law Compliance. Each Award Agreement shall provide that no shares of Common Stock shall be purchased or sold thereunder unless and until (a) any then applicable requirements of state or federal laws and regulatory agencies have been fully complied with to the satisfaction of the Company and its counsel, and (b) if required to do so by the Company, the Participant has executed and delivered to the Company a letter of investment intent in such form and containing such provisions as the Committee may require. The Company shall use reasonable efforts to seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Awards and to issue and sell shares of Common Stock upon exercise of the Awards; provided, however, that this undertaking shall not require the Company to register under the Securities Act the Plan, any Award or any Common Stock issued or issuable pursuant to any such Award. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell Common Stock upon exercise of such Awards unless and until such authority is obtained.

5 Use of Proceeds from Stock. Proceeds from the sale of Common Stock pursuant to Awards, or upon exercise thereof, shall constitute general funds of the Company.

6 Miscellaneous.

10.1 Acceleration of Exercisability and Vesting. The Committee shall have the power to accelerate the time at which an Award may first be exercised or the time during which an Award or any part thereof will vest in accordance with the Plan, notwithstanding the provisions in the Award stating the time at which it may first be exercised or the time during which it will vest.

10.2 Shareholder Rights. Except as provided in the Plan or an Award Agreement, no Participant shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to such Award unless and until such Participant has satisfied all requirements for exercise of the Award pursuant to its terms and no adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions of other rights for which the record date is prior to the date such Common Stock certificate is issued, except as provided in Section 11 hereof.

10.3 No Employment or Other Service Rights. Nothing in the Plan or any instrument executed or Award granted pursuant thereto shall confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Award was granted or shall affect the right of the Company or an Affiliate to terminate (a) the employment of an Employee with or without notice and with or without Cause or (b) the service of a Director pursuant to the Bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.

10.4 Transfer; Approved Leave of Absence. For purposes of the Plan, no termination of employment by an Employee shall be deemed to result from either (a) a transfer of employment to the Company from an Affiliate or from the Company to an Affiliate, or from one Affiliate to another, or (b) an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the Employee’s right to reemployment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Committee otherwise so provides in writing, in either case, except to the extent inconsistent with Section 409A of the Code if the applicable Award is subject thereto.

10.5 Withholding Obligations. To the extent provided by the terms of an Award Agreement and subject to the discretion of the Committee, the Participant may satisfy any federal, state or local tax withholding obligation relating to the exercise or acquisition of Common Stock under an Award by any of the following means (in addition to the Company’s right to withhold from any compensation paid to the Participant by the Company) or by a combination of such means: (a) tendering a cash payment; (b) authorizing the Company to withhold shares of Common Stock from the shares of Common Stock otherwise issuable to the Participant as a result of the exercise or acquisition of Common Stock under the Award, provided, however, that no shares of Common Stock are withheld with a value exceeding the maximum amount of tax required to be withheld by law; or (c) delivering to the Company previously owned and unencumbered shares of Common Stock of the Company.

7 Adjustments Upon Changes in Stock. In the event of changes in the outstanding Common Stock or in the capital structure of the Company by reason of any stock or extraordinary cash dividend, stock split, reverse stock split, an extraordinary corporate transaction such as any recapitalization, reorganization, merger, consolidation, combination, exchange, or other relevant change in capitalization occurring after the Grant Date of any Award, Awards granted under the Plan and any Award Agreements, the exercise price of Options and Stock Appreciation Rights, the Performance Goals to which Performance Share Awards and Cash Awards are subject, the maximum number of shares of Common Stock subject to all Awards stated in Section 4 will be equitably adjusted or substituted, as to the number, price or kind of a share of Common Stock or other consideration subject to such Awards to the extent necessary to preserve the economic intent of such Award. In the case of adjustments made pursuant to this Section 11, unless the Committee specifically determines that such adjustment is in the best interests of the Company or its Affiliates, the Committee shall, in the case of Incentive Stock Options, ensure that any adjustments under this Section 11 will not constitute a modification, extension or renewal of the Incentive Stock Options within the meaning of Section 424(h)(3) of the Code and in the case of Non-qualified Stock Options, ensure that any adjustments under this Section 11 will not constitute a modification of such Non-qualified Stock Options within the meaning of Section 409A of the Code. Any adjustments made under this Section 11 shall be made in a manner which does not adversely affect the exemption provided pursuant to Rule 16b-3 under the Exchange Act. The Company shall give each Participant notice of an adjustment hereunder and, upon notice, such adjustment shall be conclusive and binding for all purposes.

8 Effect of Change in Control.

12.1 Unless otherwise provided in an Award Agreement, notwithstanding any provision of the Plan to the contrary:

(a) In the event of a Participant’s termination of Continuous Service without Cause or for Good Reason during the 12-month period following a Change in Control, notwithstanding any provision of the Plan or any applicable Award Agreement to the contrary, all outstanding Options and Stock Appreciation Rights shall become immediately exercisable with respect to 100% of the shares subject to such Options or Stock Appreciation Rights, and/or the Restricted Period shall expire immediately with respect to 100% of the outstanding shares of Restricted Stock or Restricted Stock Units as of the date of the Participant’s termination of Continuous Service.

(b) With respect to Performance Share Awards and Cash Awards, in the event of a Change in Control, all incomplete Performance Periods in respect of such Awards in effect on the date the Change in Control occurs shall end on the date of such change and the Committee shall (i) determine the extent to which Performance Goals with respect to each such Performance Period have been met based upon such audited or unaudited financial information then available as it deems relevant and (ii) cause to be paid to the applicable Participant partial or full Awards with respect to Performance Goals for each such Performance Period based upon the Committee’s determination of the degree of attainment of Performance Goals or, if not determinable, assuming that the applicable “target” levels of performance have been attained, or on such other basis determined by the Committee.

To the extent practicable, any actions taken by the Committee under the immediately preceding clauses (a) and (b) shall occur in a manner and at a time which allows affected Participants the ability to participate in the Change in Control with respect to the shares of Common Stock subject to their Awards.

12.2 In addition, in the event of a Change in Control, the Committee may in its discretion and upon at least 10 days’ advance notice to the affected persons, cancel any outstanding Awards and pay to the holders thereof, in cash or stock, or any combination thereof, the value of such Awards based upon the price per share of Common Stock received or to be received by other shareholders of the Company in the event. In the case of any Option or Stock Appreciation Right with an exercise price (or SAR Exercise Price in the case of a Stock Appreciation Right) that equals or exceeds the price paid for a share of Common Stock in connection with the Change in Control, the Committee may cancel the Option or Stock Appreciation Right without the payment of consideration therefor.

12.3 The obligations of the Company under the Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of the Company, or upon any successor corporation or organization succeeding to all or substantially all of the assets and business of the Company and its Affiliates, taken as a whole.

9 Amendment of the Plan and Awards.

13.1 Amendment of Plan. The Board at any time, and from time to time, may amend or terminate the Plan. However, except as provided in Section 11 relating to adjustments upon changes in Common Stock and Section 13.3, no amendment shall be effective unless approved by the shareholders of the Company to the extent shareholder approval is necessary to satisfy any Applicable Laws and the rules of any stock exchange upon which the Company’s Common Stock may then be listed. At the time of such amendment, the Board shall determine, upon advice from counsel, whether such amendment will be contingent on shareholder approval.

13.2 Shareholder Approval. The Board may, in its sole discretion, submit any other amendment to the Plan for shareholder approval.

13.3 Contemplated Amendments. It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide eligible Employees, Consultants and Directors with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to Incentive Stock Options or to the nonqualified deferred compensation provisions of Section 409A of the Code and/or to bring the Plan and/or Awards granted under it into compliance therewith.

13.4 No Impairment of Rights. Rights under any Award granted before amendment of the Plan shall not be impaired by any amendment of the Plan unless (a) the Company requests the consent of the Participant and (b) the Participant consents in writing.

13.5 Amendment of Awards. The Committee at any time, and from time to time, may amend the terms of any one or more Awards; provided, however, that the Committee may not affect any amendment which would otherwise constitute an impairment of the rights under any Award unless (a) the Company requests the consent of the Participant and (b) the Participant consents in writing.

10 General Provisions.

14.1 Forfeiture Events. The Committee may specify in an Award Agreement that the Participant’s rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain events, in addition to applicable vesting conditions of an Award. Such events may include, without limitation, breach of non-competition, non-solicitation, confidentiality, or other restrictive covenants that are contained in the Award Agreement or otherwise applicable to the Participant, a termination of the Participant’s Continuous Service for Cause, or other conduct by the Participant that is detrimental to the business or reputation of the Company and/or its Affiliates.

14.2 Clawback. Notwithstanding any other provisions in this Plan, the Company may cancel any Award, require reimbursement of any Award by a Participant, and effect any other right of recoupment of equity or other compensation provided under the Plan in accordance with any Company policies that may be adopted and/or modified from time to time (“Clawback Policy”). In addition, a Participant may be required to repay to the Company previously paid compensation, whether provided pursuant to the Plan or an Award Agreement, in accordance with the Clawback Policy. By accepting an Award, the Participant is agreeing to be bound by the Clawback Policy, as in effect or as may be adopted and/or modified from time to time by the Company in its discretion (including, without limitation, to comply with applicable law or stock exchange listing requirements).

14.3 Other Compensation Arrangements. Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to shareholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

14.4 Deferral of Awards. The Committee may establish one or more programs under the Plan to permit selected Participants the opportunity to elect to defer receipt of consideration upon exercise of an Award, satisfaction of performance criteria, or other event that absent the election would entitle the Participant to payment or receipt of shares of Common Stock or other consideration under an Award. The Committee may establish the election procedures, the timing of such elections, the mechanisms for payments of, and accrual of interest or other earnings, if any, on amounts, shares or other consideration so deferred, and such other terms, conditions, rules and procedures that the Committee deems advisable for the administration of any such deferral program.

14.5 Unfunded Plan. The Plan shall be unfunded. Neither the Company, the Board nor the Committee shall be required to establish any special or separate fund or to segregate any assets to assure the performance of its obligations under the Plan.

14.6 Recapitalizations. Each Award Agreement shall contain provisions required to reflect the provisions of Section 11.

14.7 Delivery. Upon exercise of a right granted under this Plan, the Company shall issue Common Stock or pay any amounts due within a reasonable period of time thereafter. Subject to any statutory or regulatory obligations the Company may otherwise have, for purposes of this Plan, 30 days shall be considered a reasonable period of time.

14.8 No Fractional Shares. No fractional shares of Common Stock shall be issued or delivered pursuant to the Plan. The Committee shall determine whether cash, additional Awards or other securities or property shall be issued or paid in lieu of fractional shares of Common Stock or whether any fractional shares should be rounded, forfeited or otherwise eliminated.

14.9 Other Provisions. The Award Agreements authorized under the Plan may contain such other provisions not inconsistent with this Plan, including, without limitation, restrictions upon the exercise of Awards, as the Committee may deem advisable.

14.10 Section 409A. The Plan is intended to comply with Section 409A of the Code to the extent subject thereto, and, accordingly, to the maximum extent permitted, the Plan shall be interpreted and administered to be in compliance therewith. Any payments described in the Plan that are due within the “short-term deferral period” as defined in Section 409A of the Code shall not be treated as deferred compensation unless Applicable Laws require otherwise. Notwithstanding anything to the contrary in the Plan, to the extent required to avoid accelerated taxation and tax penalties under Section 409A of the Code, amounts that would otherwise be payable and benefits that would otherwise be provided pursuant to the Plan during the six (6) month period immediately following the Participant’s termination of Continuous Service shall instead be paid on the first payroll date after the six-month anniversary of the Participant’s separation from service (or the Participant’s death, if earlier). Notwithstanding the foregoing, neither the Company nor the Committee shall have any obligation to take any action to prevent the assessment of any additional tax or penalty on any Participant under Section 409A of the Code and neither the Company nor the Committee will have any liability to any Participant for such tax or penalty.

14.11 Disqualifying Dispositions. Any Participant who shall make a “disposition” (as defined in Section 424 of the Code) of all or any portion of shares of Common Stock acquired upon exercise of an Incentive Stock Option within two years from the Grant Date of such Incentive Stock Option or within one year after the issuance of the shares of Common Stock acquired upon exercise of such Incentive Stock Option (a “Disqualifying Disposition”) shall be required to immediately advise the Company in writing as to the occurrence of the sale and the price realized upon the sale of such shares of Common Stock.

14.12 Section 16. It is the intent of the Company that the Plan satisfy, and be interpreted in a manner that satisfies, the applicable requirements of Rule 16b-3 as promulgated under Section 16 of the Exchange Act so that Participants will be entitled to the benefit of Rule 16b-3, or any other rule promulgated under Section 16 of the Exchange Act, and will not be subject to short-swing liability under Section 16 of the Exchange Act. Accordingly, if the operation of any provision of the Plan would conflict with the intent expressed in this Section 14.12, such provision to the extent possible shall be interpreted and/or deemed amended so as to avoid such conflict.

14.13 Beneficiary Designation. Each Participant under the Plan may from time to time name any beneficiary or beneficiaries by whom any right under the Plan is to be exercised in case of such Participant’s death. Each designation will revoke all prior designations by the same Participant, shall be in a form reasonably prescribed by the Committee and shall be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime.

14.14 Expenses. The costs of administering the Plan shall be paid by the Company.

14.15 Severability. If any of the provisions of the Plan or any Award Agreement is held to be invalid, illegal or unenforceable, whether in whole or in part, such provision shall be deemed modified to the extent, but only to the extent, of such invalidity, illegality or unenforceability and the remaining provisions shall not be affected thereby.

14.16 Plan Headings. The headings in the Plan are for purposes of convenience only and are not intended to define or limit the construction of the provisions hereof.

14.17 Non-Uniform Treatment. The Committee’s determinations under the Plan need not be uniform and may be made by it selectively among persons who are eligible to receive, or actually receive, Awards. Without limiting the generality of the foregoing, the Committee shall be entitled to make non-uniform and selective determinations, amendments and adjustments, and to enter into non-uniform and selective Award Agreements.

11 Effective Date of Plan. The Plan shall become effective as of the Effective Date, but no Award shall be exercised (or, in the case of a stock Award, shall be granted) unless and until the Plan has been approved by the shareholders of the Company, which approval shall be within twelve (12) months before or after the date the Plan is adopted by the Board.

12 Termination or Suspension of the Plan. The Plan shall terminate automatically on September 10, 2028. No Award shall be granted pursuant to the Plan after such date, but Awards theretofore granted may extend beyond that date. The Board may suspend or terminate the Plan at any earlier date pursuant to Section 13.1 hereof. No Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

13 Choice of Law. The law of the State of Utah shall govern all questions concerning the construction, validity and interpretation of this Plan, without regard to such state’s conflict of law rules.

As adopted by the Board of Directors of Dynatronics Corporation on September 10, 2018.

As approved by the shareholders of Dynatronics Corporation on ___________________.